                                                                  EXECUTION COPY

                                                                 Exhibit 10.1(a)

                                CREDIT AGREEMENT

                                   DATED AS OF

                                 MARCH 25, 2004

                                      AMONG

                           RURAL CELLULAR CORPORATION

                   THE LENDERS FROM TIME TO TIME PARTY HERETO,

                          LEHMAN COMMERCIAL PAPER INC.,
                          AS ADMINISTRATIVE AGENT, AND

                             BANK OF AMERICA, N.A.,
                             AS DOCUMENTATION AGENT

                            LEHMAN BROTHERS INC., AND

                         BANC OF AMERICA SECURITIES LLC,
                             AS JOINT LEAD ARRANGERS

                                TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
ARTICLE I Definitions..................................................................................     1

         SECTION 1.01          Defined Terms...........................................................     1

         SECTION 1.02          Classification of Loans and Borrowings..................................    29

         SECTION 1.03          Terms Generally.........................................................    29

         SECTION 1.04          Accounting Terms; GAAP..................................................    29

ARTICLE II The Credits.................................................................................    30

         SECTION 2.01          Revolving Commitments...................................................    30

         SECTION 2.02          Revolving Loans and Revolving Borrowings................................    30

         SECTION 2.03          Requests for Revolving Borrowings.......................................    31

         SECTION 2.04          Letters of Credit.......................................................    32

         SECTION 2.05          Funding of Revolving Borrowings.........................................    37

         SECTION 2.06          Interest Elections......................................................    38

         SECTION 2.07          Swing Line Loans........................................................    39

         SECTION 2.08          Termination and Optional Reduction of Revolving Commitments.............    41

         SECTION 2.09          Repayment of Loans; Evidence of Debt....................................    42

         SECTION 2.10          Optional Prepayment of Loans............................................    43

         SECTION 2.11          Fees....................................................................    44

         SECTION 2.12          Interest................................................................    45

         SECTION 2.13          Alternate Rate of Interest..............................................    45

         SECTION 2.14          Increased Costs.........................................................    46

         SECTION 2.15          Break Funding Payments..................................................    47

         SECTION 2.16          Taxes...................................................................    48

         SECTION 2.17          Payments Generally; Pro Rata Treatment; Sharing of Setoffs..............    50

         SECTION 2.18          Mitigation Obligations; Replacement of Lenders..........................    52

ARTICLE III Representations and Warranties.............................................................    53

         SECTION 3.01          Organization; Powers....................................................    53

         SECTION 3.02          Authorization; Enforceability...........................................    53

         SECTION 3.03          Governmental Approvals; No Conflicts....................................    53

                                       (i)

         SECTION 3.04          Financial Condition; No Material Adverse Effect.........................    54

         SECTION 3.05          Properties..............................................................    54

         SECTION 3.06          Litigation and Environmental Matters....................................    54

         SECTION 3.07          Compliance with Laws and Agreements; No Default.........................    55

         SECTION 3.08          Investment and Holding Company Status...................................    55

         SECTION 3.09          Taxes...................................................................    55

         SECTION 3.10          ERISA...................................................................    55

         SECTION 3.11          Disclosure..............................................................    56

         SECTION 3.12          Subsidiaries............................................................    56

         SECTION 3.13          Intentionally Omitted...................................................    57

         SECTION 3.14          No Burdensome Restrictions..............................................    57

         SECTION 3.15          Federal Regulations.....................................................    57

         SECTION 3.16          Insurance...............................................................    57

         SECTION 3.17          Labor Matters...........................................................    57

         SECTION 3.18          Solvency................................................................    57

         SECTION 3.19          FCC Compliance..........................................................    58

         SECTION 3.20          Security Documents......................................................    59

         SECTION 3.21          Copyrights, Trademarks, etc.............................................    60

         SECTION 3.22          Preferred Stock.........................................................    60

         SECTION 3.23          Senior Debt.............................................................    60

ARTICLE IV Conditions..................................................................................    60

         SECTION 4.01          Effective Date..........................................................    60

         SECTION 4.02          New Extensions of Revolver Credit.......................................    63

ARTICLE V Affirmative Covenants........................................................................    64

         SECTION 5.01          Financial Statements and Other Information..............................    64

         SECTION 5.02          Notices of Material Events..............................................    66

         SECTION 5.03          Information Regarding Collateral........................................    66

         SECTION 5.04          Existence; Conduct of Business..........................................    67

         SECTION 5.05          Payment of Obligations..................................................    67

         SECTION 5.06          Maintenance of Properties...............................................    67

         SECTION 5.07          Insurance...............................................................    67

         SECTION 5.08          Casualty and Condemnation...............................................    68

         SECTION 5.09          Books and Records; Inspection and Audit Rights..........................    68

                                       (ii)

         SECTION 5.10          Compliance with Laws and Contractual Obligations........................    68

         SECTION 5.11          Use of Proceeds.........................................................    68

         SECTION 5.12          Real Estate.............................................................    68

         SECTION 5.13          Deposit and Securities Accounts.........................................    69

         SECTION 5.14          Additional Subsidiaries.................................................    69

         SECTION 5.15          Further Assurances......................................................    69

ARTICLE VI Negative Covenants..........................................................................    70

         SECTION 6.01          Indebtedness; Certain Equity Securities.................................    70

         SECTION 6.02          Liens...................................................................    73

         SECTION 6.03          Sale and Lease-Back Transactions........................................    74

         SECTION 6.04          Fundamental Changes.....................................................    75

         SECTION 6.05          Investments, Loans, Advances, Guarantees and Acquisitions...............    75

         SECTION 6.06          Asset Sales.............................................................    78

         SECTION 6.07          Hedging Agreements......................................................    80

         SECTION 6.08          Restricted Payments.....................................................    80

         SECTION 6.09          Transactions with Affiliates............................................    82

         SECTION 6.10          Restrictive Agreements..................................................    82

         SECTION 6.11          Amendment of Material Documents.........................................    85

         SECTION 6.12          Financial Covenants.....................................................    86

         SECTION 6.13          Limitations on Non-Guarantor Subsidiaries and Excluded Subsidiaries.....    86

ARTICLE VII Events of Default..........................................................................    87

ARTICLE VIII The Administrative Agent..................................................................    90

ARTICLE IX Miscellaneous...............................................................................    93

         SECTION 9.01          Notices.................................................................    93

         SECTION 9.02          Waivers; Amendments.....................................................    94

         SECTION 9.03          Expenses; Indemnity; Damage Waiver......................................    96

         SECTION 9.04          Successors and Assigns..................................................    98

         SECTION 9.05          Survival................................................................   103

         SECTION 9.06          Counterparts; Integration; Effectiveness................................   104

         SECTION 9.07          Severability............................................................   104

         SECTION 9.08          Right of Setoff.........................................................   104

                                      (iii)

         SECTION 9.09          Governing Law; Jurisdiction; Consent to Service of Process..............   105

         SECTION 9.10          WAIVER OF JURY TRIAL....................................................   105

         SECTION 9.11          Headings................................................................   106

         SECTION 9.12          Confidentiality.........................................................   106

                                      (iv)

SCHEDULES:

Schedule 2.01          --      Revolving Commitments
Schedule 3.06          --      Litigation and Environmental Matters
Schedule 3.12(a)       --      Subsidiaries
Schedule 3.12(b)       --      Excluded Subsidiaries
Schedule 3.19          --      Exceptions to FCC Compliance
Schedule 6.01          --      Existing Other Indebtedness
Schedule 6.02          --      Existing Liens
Schedule 6.05          --      Existing Investments
Schedule 6.09          --      Permitted Affiliate Transactions

EXHIBITS:

Exhibit A          --    Form of Assignment and Acceptance
Exhibit B-1        --    Form of Opinion of Borrower's Counsel (Skadden, Arps,
                         Slate, Meagher & Flom LLP)
Exhibit B-2        --    Form of Opinion of Borrower's Counsel (Moss & Barnett)
Exhibit B-3        --    Form of Opinion of Elizabeth L. Kohler, Esq.
Exhibit B-4        --    Form of Opinion of Borrower's FCC Counsel (Lukas, Nace,
                         Gutierrez & Sachs, Chartered)
Exhibit C          --    Form of Guarantee and Collateral Agreement
Exhibit D          --    Form of Intercreditor Agreement

                                       (v)

            CREDIT AGREEMENT (this "Agreement") dated as of March 25, 2004, among RURAL CELLULAR CORPORATION, a Minnesota corporation (the "Borrower"), the LENDERS (as defined in Article I) from time to time party hereto, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent, and BANK OF AMERICA, N.A., as Documentation Agent.

            WHEREAS the Borrower has requested that the Lenders make available to the Borrower a revolving credit facility for general corporate purposes; and

            WHEREAS the Lenders are willing to make such facility to the Borrower available on the terms and subject to the conditions set forth in this Agreement;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

            SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "Acquisition Basket" means (x) during any calendar year, the sum of $100,000,000 plus Equity Proceeds received during such year that have not been used to make Restricted Payments permitted hereunder and (y) during the period from the date hereof through the Maturity Date, an aggregate amount equal to the sum of $200,000,000 plus Equity Proceeds received after the date hereof that have not been used to make Restricted Payments permitted hereunder.

            "Adjusted Cash Interest Expense" and "Adjusted EBITDA" mean, with respect to any Reference Period, Cash Interest Expense and Consolidated EBITDA, respectively, for such Reference Period calculated on a pro forma basis after giving effect to the following (without duplication):

            (A) all Material Acquisitions and Material Dispositions that have been made by the Borrower or any of the Subsidiaries during the Related Measurement Period (including the Incurrence or discharge of all Indebtedness Incurred or discharged in connection therewith) which will be given effect (on a pro forma basis) as if they had occurred on the first day of the Reference Period; and

            (B) all Material Qualifying Indebtedness and Material Refinancing Indebtedness Incurred or discharged during the Related Measurement Period which will be given effect (on a pro forma basis) as if such Indebtedness had been Incurred or discharged, as applicable, on the first day of the Reference Period.

            "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "Administrative Agent" means Lehman Commercial Paper Inc., in its capacity as administrative agent and collateral agent for the Lenders hereunder and for the Secured Parties under the Security Documents or any successor thereto appointed in accordance with Article VIII.

            "Administrative Questionnaire" means an Administrative Questionnaire in the form supplied by the Administrative Agent.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Alexandria Indemnity" means Alexandria Indemnity Corporation, a Vermont corporation.

            "Alexandria Regulatory Reserve Account" has the meaning assigned to such term in the Guarantee and Collateral Agreement.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

            "Applicable Margin" means, for any day, with respect to any ABR Loan (but subject to Section 2.12(a) for any Swing Line Loan) or Eurodollar Loan, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon the Applicable Ratio determined as set forth below; provided that until the delivery of the financial statements pursuant to Section 5.01(b) for the Borrower's fiscal quarter ending on March 31, 2004, the "Applicable Margin" shall be the applicable rate per annum set forth below in Category 2:

                                                              ABR                        Eurodollar
               Applicable Ratio                             Spread                         Spread
               ----------------                             ------                         ------
Category 1                                                   2.00%                         3.00%
Ratio is greater than 2.25 to 1.00

Category 2                                                   1.75%                         2.75%
Ratio is less than or equal to 2.25 to 1.00 and

                                                              ABR                        Eurodollar
               Applicable Ratio                             Spread                         Spread
               ----------------                             ------                         ------
greater than 1.75 to 1.00

Category 3                                                   1.50%                         2.50%

Ratio is less than or equal to 1.75 to 1.00

            For purposes of the foregoing, (i) the Applicable Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Margin resulting from a change in the Applicable Ratio shall be effective during the period commencing on and including the date that is three Business Days after the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Applicable Ratio shall be deemed to be in Category 1, at the option of the Administrative Agent or at the request of the Required Lenders, (A) at any time that an Event of Default has occurred and is continuing or (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to
Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until the tenth Business Day after such consolidated financial statements are delivered.

            "Applicable Percentage" means at any time, with respect to any Lender, the percentage of the total Revolving Commitments at such time represented by such Lender's Revolving Commitment at such time. If the Revolving Commitments have terminated or expired, the Applicable Percentage shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

            "Applicable Ratio" means, with respect to any fiscal quarter, the ratio as of the last day of such quarter of (x) Senior Secured Debt outstanding on such day (after giving effect to the Incurrence or discharge of all Indebtedness Incurred or discharged during the Reference Period) to (y) Adjusted EBITDA for the Reference Period.

            "Approved Fund" means (a) with respect to any Lender, a CLO managed by such Lender or an Affiliate of such Lender or an entity or an Affiliate of an entity that administers or manages such Lender or (b) with respect to any Lender that is a fund which invests in and has the ability to fund revolving bank loans and similar extensions of credit, any other fund that invests in and has the ability to fund revolving bank loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an investment advisor under common Control with such Lender's manager or advisor.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrower" means Rural Cellular Corporation, a Minnesota corporation.

            "Borrowings" means the Revolving Borrowings and the Swing Line Borrowings.

            "BTA" means a Basic Trading Area, as defined in 47 C.F.R. Section 24.202.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation (including, without limitation, all common stock and preferred stock thereof), any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase or subscribe for any of the foregoing, or any warrants, rights or options to purchase or subscribe for any such warrants, rights or options; provided that in no event shall "Capital Stock" of any Person include any debt security convertible or exchangeable into equity of such Person until conversion or exchange, as applicable.

            "Cash Interest Expense" means, for any period, (a) Consolidated Interest Expense actually paid in cash for such period, minus (b) any costs, fees and expenses related to the termination of any Hedging Agreement.

            "Cellular 2000" means Cellular 2000, Inc., a Minnesota corporation.

            "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower; (b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by such board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the board of directors of the Borrower then in office; or (c) the occurrence of any "Change in Control" (or analogous concept) as defined in any indenture or other agreement governing any Material Indebtedness.

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender, the Swing Line Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's, Swing Line Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in and, in each case, funding revolving bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

            "CoBank Shares" means any non-voting equity interests of CoBank, ACB owned by the Borrower on the date hereof or acquired in accordance with Section 6.05(i).

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto.

            "Collateral" means any and all "Collateral", as defined in any Security Document.

            "Commitments" means the Revolving Commitments.

            "Common Stock" means the Common Stock, par value $.01 per share, of the Borrower.

            "Communications Act" means the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations and published policies of the FCC thereunder, all as amended and as the same may be in effect from time to time.

            "Consolidated EBITDA" means, for any period, Consolidated Net Income plus, to the extent deducted in computing such Consolidated Net Income, the sum of (a) tax expense for such period, (b) Consolidated Interest Expense, (c) depreciation and amortization expense, (d) any non-cash charges or non-cash losses, (e) payments of any premiums and any other costs, fees and expenses required to be paid by the terms thereof in connection with the redemption of any Existing Preferred Stock, Existing Subordinated Notes or Existing Senior Unsecured Notes, (f) dividends or distributions payable on the Existing Preferred Stock or any Permitted Preferred Stock to the extent the same are paid only in additional shares of the same class of Capital Stock or in shares of Qualified Capital Stock or are accrued without payment minus, (g) to the extent added in computing such Consolidated Net Income, any non-cash gains or other non-cash items and minus (h) to the extent not deducted in determining Consolidated Net Income in such period, the aggregate amount of any cash expenditures during such period in connection with which a non-cash charge was taken and added back to Consolidated Net Income pursuant to clause (d) above in calculating Consolidated EBITDA in any prior period, all as determined on a consolidated basis with respect to the Borrower and the Subsidiaries in accordance with GAAP.

            "Consolidated Interest Expense" means, for any period, the interest expense of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding (to the extent otherwise included therein) dividends or distributions payable on the Existing Preferred Stock or any Permitted Preferred Stock to the extent the same are paid only in additional shares of the same class of Capital Stock or in shares of Qualified Capital Stock or are accrued without payment.

            "Consolidated Net Income" means, for any period, net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person which is not a Guarantor or in which any other Person (other than the Borrower or any of the Guarantors or any director holding qualifying shares in compliance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions
(i) that the Borrower or any Guarantor has the power to cause such Person to make to the Borrower or such Guarantor during such period and such dividend or other distribution is not prohibited by the terms of any agreement, law or regulation binding upon such Person or otherwise or (ii) that, to the extent not already included pursuant to clause (i) above, were actually paid in cash to the Borrower or any of the Guarantors by such Person during such period, (b) any after tax gains or losses attributable to sales of assets out of the ordinary course of business and (c) (to the extent not included in clause (a) or (b) above) any extraordinary gains or extraordinary losses.

            "Contractual Obligations" means as to any Person, any provision of any security issued by such Person or of any written agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Deposit Account" has the meaning assigned to such term in Section 9-102(a)(29) of the UCC.

            "Disclosed Matters" means (i) the actions, suits, investigations and proceedings and (ii) the material contingent liabilities, unusual long-term commitments and material unrealized losses and the environmental matters disclosed in Schedule 3.06 or in the offering memorandum in effect on the date hereof related to the New Senior Secured Notes.

            "dollars" or "$" refers to lawful money of the United States of America.

            "Domestic Lender" means any Lender (including the Administrative Agent, if applicable), the Swing Line Lender or the Issuing Bank that is organized in or under the laws of the United States or any jurisdiction within the United States.

            "Domestic Subsidiary" means any Subsidiary organized in or under the laws of the United States or any jurisdiction within the United States.

            "Dropdown Subsidiary" means a Wholly Owned Subsidiary that is a Domestic Subsidiary and a direct subsidiary of RCC Atlantic, Inc., a Minnesota corporation, or RCC Holdings, Inc., a Minnesota corporation, formed for the purpose of holding the Licenses held as of the date of this Agreement by such entity.

            "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, the presence, management, release or threatened release of any Hazardous Material or to health and safety matters.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of the Borrower or any Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence or release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Proceeds" means the cash proceeds received by the Borrower from the issuance and sale of Qualified Capital Stock (other than to a Subsidiary) net of the sum of all reasonable out-of-pocket expenses and fees paid by the Borrower to third parties in connection with such issuance and sale.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA other than the obligation to pay premiums with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Eurodollar Reserve Percentage" means the percentage which is in effect from time to time under Regulation D of the Board, as such regulation may be amended from time to time ("Regulation D"), as the maximum reserve requirement applicable with respect to "Eurocurrency Liabilities" as defined in Regulation D, whether or not any Lender has any such Eurocurrency Liabilities subject to such reserve requirement at such time.

            "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "Event of Default" has the meaning assigned to such term in Article VII.

            "Excluded Property" has the meaning assigned to such term in the Guarantee and Collateral Agreement.

            "Excluded Subsidiary" means any subsidiary of the Borrower that is expressly excluded from the definition of "Subsidiary" hereunder.

            "Excluded Taxes" means, with respect to the Issuing Bank, the Administrative Agent, the Swing Line Lender or any Lender (a) income or franchise Taxes imposed on (or measured by) its net income or profits by the United States of America, or by the jurisdiction in or under the laws of which such Person is organized or in which its principal office is located or, in the case of any Lender, in which it is "doing business" or its applicable lending office is located or any Governmental Authority of or in any of the foregoing (including, without limitation, minimum Taxes and Taxes computed under alternative methods, the principal one of which is based on or measured by net income, earnings, retained earnings or profits), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any jurisdiction described in clause
(a), above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding Tax that is in effect and would apply to a payment to such Person at the time such Person becomes a party to this Agreement (or designates a new lending office), except to the extent that such Person (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.16(a), (d) any Taxes to the extent imposed by reason of such Person engaging in activities in the jurisdiction imposing the Tax that are unrelated to the transactions contemplated hereby, and (e) any Tax that would not have been imposed but for the failure of such Person to comply with the requirements described in Section 2.16(e).

            "Existing Credit Agreement" has the meaning set forth in Section 4.01(n).

            "Existing Letters of Credit" means (i) the standby letter of credit in the amount of $125,000 issued on behalf of Alexandria Indemnity by Toronto-Dominion Bank to Continental Casualty Company that expires on November 20, 2004 and (ii) the standby letter of credit in the amount of $175,000 issued on behalf of the Borrower by Toronto-Dominion Bank to RLI Insurance Company that expires on October 31, 2004.

            "Existing Other Indebtedness" means Indebtedness described on
Schedule 6.01.

            "Existing Preferred Stock" means (i) those 125,000 shares of 11 3/8% Senior Exchangeable Preferred Stock of the Borrower, issued on May 14, 1998, together with additional 11 3/8% Senior Exchangeable Preferred Stock of the Borrower issued as payment in kind dividends thereon, (ii) those 25,000 shares of 11 3/8% Senior Exchangeable Preferred Stock of the Borrower issued on February 11, 2000, together with any additional senior preferred stock issued as payment in kind dividends thereon, (iii) those 140,000 shares of 12 1/4% Junior Exchangeable Preferred Stock of the Borrower issued February 11, 2000, together with any additional junior preferred stock issued as payment in kind dividends thereon, (iv) those 110,000 shares of Convertible Voting Preferred Stock of the Borrower issued on April 3, 2000 and (v) (1) 2,176.875 Series A shares and (2) 5,363.214 Series B shares, in each case, of preferred stock of the Borrower issued on April 3, 2000, in each case, together with any additional stock of the same class issued as payment in kind dividends thereon.

            "Existing Senior Unsecured Notes" means the 9 7/8% Senior Notes due 2010 of the Borrower.

            "Existing Subordinated Notes" means the 9 3/4% Senior Subordinated Notes due 2010 of the Borrower and the 9 5/8% Senior Subordinated Notes due 2008 of the Borrower.

            "Fair Market Value" means, with respect to any assets or Person, the price which could be negotiated in an arm's-length free market transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

            "FCC" means the Federal Communications Commission, or any other similar or successor agency of the Federal government administering the Communications Act.

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Fee Letter" means the Revolving Credit Facility Fee Letter dated as of March 5, 2004 among the Borrower, the Administrative Agent and the other parties party thereto.

            "Financial Covenants" means the covenants set forth in Section 6.12.

            "Financial Officer" means the chief financial officer, principal accounting officer or treasurer of the Borrower.

            "Foreign Lender" means (i) any Lender (including the Administrative Agent, if applicable), the Swing Line Lender or the Issuing Bank that is organized in or under the laws of a jurisdiction other than that in which the Borrower is located and (ii) in the case of any Lender (including the Administrative Agent, if applicable), Swing Line Lender or Issuing Bank that is a wholly-owned domestic entity that is disregarded for United States federal tax purposes under Treasury Regulations section 301.7701-2(c)(2) as an entity separate from its owner and whose single owner is a foreign person within the meaning of Treasury Regulations section 1.1441-1(c)(2), such single owner. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "Fully Satisfied" in respect of the Letters of Credit means that all LC Disbursements have been reimbursed and (i) all Letters of Credit have expired or terminated or (ii) the entire undrawn amounts thereof have been fully cash collateralized in a manner reasonably satisfactory to the Administrative Agent.

            "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time.

            "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any obligation of any guarantor under a Guarantee shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the obligation of the primary obligor in respect of which such Guarantee is made and
(b) the maximum amount for which such guarantor may be liable pursuant to the terms of such Guarantee, unless such obligation of the primary obligor and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such guarantor's obligation shall be such guarantor's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith in accordance with its usual and customary accounting practices and procedures.

            "Guarantee and Collateral Agreement" means the Guarantee and Collateral Agreement, dated as of the date hereof and substantially in the form of Exhibit C, with respect to the Obligations made by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

            "Guarantors" means each Subsidiary of the Borrower, including, without limitation, Wireless Alliance if and when it becomes a Wholly Owned Subsidiary.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Hedging Agreement" means any interest rate swap agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

            "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person. "Incurrence" and "Incurred" have meanings correlative thereto.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable and accrued liabilities incurred in the ordinary course of business that are not by their terms due more than six (6) months after the incurrence thereof), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all reimbursement obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit,
(i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances or similar facilities and (j) all obligations under Hedging Agreements of such Person. The Indebtedness of any Person shall include (without duplication) the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, the Existing Preferred Stock, any Permitted Preferred Stock and any dividends on any of the foregoing shall not constitute "Indebtedness" under any Loan Document (it being understood that, if any Existing Preferred Stock is exchanged for or converted into Indebtedness pursuant to the terms thereof, such exchange or conversion shall constitute an Incurrence of Indebtedness that is subject to the terms and conditions of this Agreement applicable to Indebtedness).

            "Indebtedness for Borrowed Money" means all Indebtedness other than in respect of Hedging Agreements.

            "Indemnified Taxes" means Taxes other than Excluded Taxes and Other Taxes.

            "Intellectual Property" has the meaning assigned to such term in the Guarantee and Collateral Agreement.

            "Intercompany Debt" has the meaning assigned to such term in Section 6.01(a)(vi).

            "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof and substantially in the form of Exhibit D, by and among the Borrower, the Guarantors, the Administrative Agent and the trustee for the New Senior Secured Notes.

            "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

            "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

            "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, if available to all Lenders as determined by the Administrative Agent, nine or twelve months) thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "Investment" shall have the meaning assigned to it in Section 6.05.

            "Issuing Bank" means Bank of America, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

            "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

            "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

            "Lenders" means the Persons listed on Schedule 2.01 (including, without limitation, the Administrative Agent, in its capacity as a Lender, the Swing Line Lender, in its capacity as a Lender and the Issuing Bank, in its capacity as a Lender) and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

            "Letter of Credit" means any standby letter of credit issued pursuant to this Agreement.

            "LIBO Rate" means, with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "LIBO Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be reasonably selected by the Administrative Agent.

            "License" means any cellular telephone, microwave, personal communications or other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction or the operation of any System, granted or issued by the FCC.

            "License-Only Subsidiary" means (i) RCC Minnesota and TLA Spectrum,
(ii) each Dropdown Subsidiary and (iii) any other Domestic Subsidiary that is a Wholly Owned Subsidiary owned directly by the Borrower or any Guarantor and that is designated by the Borrower as a License-Only Subsidiary by written notice to the Administrative Agent.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

            "Loan Documents" means this Agreement, the Guarantee and Collateral Agreement, the Intercreditor Agreement and the other Security Documents.

            "Loan Parties" means the Borrower and the Guarantors.

            "Loans" means the Revolving Loans and the Swing Line Loans.

            "Material Acquisition" means, with respect to any Reference Period, any acquisition otherwise permitted by Section 6.05 of any business unit (other than from the Borrower or any Subsidiary) or any other Investment in the Capital Stock of any entity (other than the Borrower or any Wholly Owned Subsidiary) during the Related Measurement Period to the extent that the Fair Market Value thereof exceeds $20,000,000 in the aggregate for all such acquisitions and Investments during such Related Measurement Period.

            "Material Adverse Effect" means any material adverse effect upon (a) the business, assets, liabilities, financial condition, results of operations, properties, or business prospects of the Borrower and the Subsidiaries on a consolidated basis, taken as a whole, or (b) the binding nature, validity, or enforceability of any Loan Document, or upon the ability of the Borrower and the Subsidiaries to perform the payment obligations or other material obligations under any Loan Document or upon the value of the Collateral or upon the rights, benefits or interests of the Lenders in and to the Loans, the Swing Line Lender in and to the Swing Line Loans or the Issuing Bank in respect of the Letters of Credit or the rights of the Administrative Agent and the Lenders in the Collateral; in either case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

            "Material Disposition" means, with respect to any Reference Period, any sale, transfer or other disposition otherwise permitted by Section 6.06 of any business unit or any issuance, sale, transfer or other disposition of any Capital Stock of a Subsidiary otherwise permitted by Section 6.06 (in each case, other than to the Borrower or any Guarantor and other than to the extent permitted pursuant to Section 6.06(a), (f), (g), (h), (j), (k), or (n)) during the Related Measurement Period to the extent that the Fair Market Value thereof exceeds $20,000,000 in the aggregate for all such sales, transfers, dispositions and issuances during such Related Measurement Period.

            "Material Hedging Obligations" means with respect to the Borrower or any Subsidiary at any time of determination, net termination obligations of the Borrower or such Subsidiary under any Hedging Agreement that exceed (or would exceed, if such Hedging Agreement had been terminated at such time) $15,000,000 in the aggregate for all such Hedging Agreements at such time.

            "Material Indebtedness" means Indebtedness for Borrowed Money (other than the Loans and Letters of Credit) of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $15,000,000.

            "Material Qualifying Indebtedness" means, with respect to any Reference Period, any Qualifying Senior Indebtedness or Qualifying Subordinated Indebtedness Incurred during the Related Measurement Period (including, without limitation, in an exchange for Existing Preferred Stock or Permitted Preferred Stock made pursuant to

Section 6.08) to the extent that the principal amount thereof exceeds $15,000,000 in the aggregate for all such Incurrences during such Related Measurement Period.

            "Material Refinancing Indebtedness" means, with respect to any Reference Period, any Refinancing Indebtedness Incurred during the Related Measurement Period to the extent that (i) the Refinanced Debt consists of any of the Existing Senior Unsecured Notes, the Existing Subordinated Notes, the New Senior Secured Notes, any Qualifying Senior Indebtedness or any Qualifying Subordinated Indebtedness and (ii) the principal amount of such Refinancing Indebtedness exceeds $15,000,000 in the aggregate for all such Incurrences during such Related Measurement Period.

            "Maturity Date" means March 25, 2010.

            "Moody's" means Moody's Investors Service, Inc.

            "MSA" means a Metropolitan Statistical Area, as defined in 47 C.F.R. Section 22.909(a).

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds" means, with respect to any sale, Sale and Leaseback Transaction, transfer, exchange or other disposition of assets (for purposes of this definition, each a "sale") (a) the cash proceeds received by the Borrower and the Subsidiaries in respect of such sale (including any cash received in respect of any non-cash proceeds, but only as and when received) net of (b) the sum of (i) all fees, commissions and other expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such sale, (ii) the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such sale to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such sale (iii) the amount of all taxes (including, without limitation, income, franchise and sales taxes) paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries and
(iv) the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such sale occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

            "New Extension of Revolver Credit" means (i) the making of any Revolving Loan (other than an automatic Borrowing made pursuant to Section 2.04(e)), (ii) the making of any Swing Line Loan, (iii) the issuance of any Letter of Credit, (iv) an amendment of any outstanding Letter of Credit which increases its face amount, (v) the renewal or extension of any outstanding Letter of Credit or (vi) the disbursement to the Borrower of any portion of a Voluntary Deposit pursuant to Section 2.04(j). For the avoidance of doubt, the term "New Extension of Revolver Credit" shall not include any continuation of an outstanding Revolving Loan as the same Type or any conversion of an outstanding Revolving Loan to a different Type, in each case pursuant to the terms of Section 2.06.

            "New Indenture" means the Indenture governing the New Senior Secured Notes as in effect on the date hereof.

            "New Senior Secured Notes" means (i) the Senior Secured Floating Rate Notes due 2010 and the 8 1/4% Senior Secured Notes due 2012, in each case issued on the date hereof and (ii) the exchange notes issued in exchange therefor pursuant to the terms of the registration rights agreement entered into in connection with the issuance of the New Senior Secured Notes on the date hereof.

            "Next Day Deadline" has the meaning assigned to such term in Section 2.04(e)(ii).

            "Obligations" means the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower and the Guarantors (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent, any Lender, the Swing Line Lender, the Issuing Bank or any Secured Hedging Counterparty (as defined in the Guarantee and Collateral Agreement) whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Guarantee and Collateral Agreement, the other Loan Documents, any Letter of Credit or any Hedging Agreement (in each case entered into by the Borrower or a Guarantor with any Lender or any Affiliate thereof) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower or any Guarantor pursuant to the terms of any of the foregoing agreements).

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

            "Pari Passu Indebtedness" means any Indebtedness of the Borrower or any Guarantor that is not subordinated in right of payment to any other Indebtedness of the Borrower or such Guarantor, as the case may be.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Permitted Cash Equivalents" means:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing or allowing for liquidation at original par value at the option of the holder within one year from the date of acquisition thereof;

            (b) investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a rating of "A-2" or better by S&P or "P-2" or better by Moody's;

            (c) investments in certificates of deposit and banker's acceptances maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and demand deposits with, time deposit and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $200,000,000;

            (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

            (e) direct obligations issued by any State of the United States of America or the District of Columbia or any political subdivision of any such State or public instrumentality of any thereof maturing, or subject to liquidation at original par value at the option of the holder thereof, within 365 days after the acquisition thereof; provided that, at the time of acquisition, the long-term debt of such state, political subdivision or public instrumentality has a rating of A (or higher) from S&P or A-1 (or higher) from Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then an equivalent rating from such other recognized rating service acceptable to the Administrative Agent); and

            (f) money market funds substantially all of the assets of which comprise investments of the type described in paragraphs (a) through (e) above.

            "Permitted Encumbrances" means:

            (a) Liens for taxes, assessments or other governmental charges or claims that (i) are not yet due, (ii) that are not yet subject to penalties or interest for non-payment, (iii) are due, but the Liens imposed for such taxes, assessments or charges or claims are unenforceable or (iv) are being contested in compliance with Section 5.05;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, suppliers', landlords' and other like Liens imposed by law or arising in the ordinary course of business (including, without limitation, deposits made to obtain the release of such Liens) and securing obligations that are not overdue by more than 60 days or are being contested in compliance with
Section 5.05;

            (c) Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder), pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, and deposits made in the ordinary course of business to secure liability to insurance carriers other than in connection with financing premiums;

            (d) Liens or deposits to secure the performance of tenders, bids, trade contracts, government contracts, import duties, payment of rent, licenses, leases (other than capital leases), statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature, in each case in the ordinary course of business;

            (e) Liens of attachments, judgments or awards in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII and in respect of which adequate reserves have been established in accordance with GAAP;

            (f) easements, zoning restrictions, rights-of-way and similar encumbrances charges, restrictions, exceptions or other irregularities, reservations of, or rights of others for: licenses, sewers, electric lines, telegraph and telephone lines, and other similar encumbrances or title defects incurred, imposed by law or arising in the ordinary course of business that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

            (g) restrictions on the transfer of Licenses or assets contained in any License or imposed by the Communications Act or comparable state legislation;

            (h) leases or subleases granted in the ordinary course of business to third Persons not materially interfering with the ordinary course of business of the Borrower or any of the Subsidiaries, and any interest or title of a lessor or sublessor or lessee or sublessee under any operating lease entered into by the Borrower or any Subsidiary in the ordinary course of business and Liens on property subject to any capital lease to the extent the related Capital Lease Obligation is permitted to be Incurred under Section 6.01(a));

            (i) ground leases in respect of real property on which facilities owned or leased by the Borrower or the Subsidiaries are located (provided that, in the case of a lease that creates a Capital Lease Obligation of the Borrower or any Subsidiary, such lease is permitted under Section 6.01(a));

            (j) the filing of financing statements regarding leases and rights of lessors in property subject to such leases (provided that, in the case of a lease that creates a Capital Lease Obligation of the Borrower or any Subsidiary, such lease is permitted under Section 6.01(a);

            (k) Liens arising under or related to any statutory or common law provisions or other customary rights relating to banker's liens, rights of set-off or similar rights and remedies as to deposit or securities accounts or other funds or instruments maintained or held with a depositary or other financial institution or securities intermediary;

            (l) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business;

            (m) any interest of a licensee under licensing agreements for use of intellectual property existing on the date hereof and hereafter entered into in the ordinary course of business; and

            (n) Liens securing Hedging Agreements with any Lender or any Affiliate of any Lender permitted under Section 6.01(a).

            "Permitted Junior Liens" means

            (o) Liens permitted under clause (c) or (d) of the definition of "Permitted Encumbrances" hereunder on any assets or property other than Excluded Permitted Lien Property (as defined in the Guarantee and Collateral Agreement);

            (p) Liens permitted under Section 6.02(vii);

            (q) Liens permitted under Section 6.02(xi) on any assets or property other than Liens on the following (but no other) assets and property securing only the Indebtedness contemplated by such Section 6.02(xi): (i) Excluded Property or Excluded Permitted Lien Property (as defined in the Guarantee and Collateral Agreement), (ii) fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary after the date hereof provided that the conditions set forth in clauses (B) and (C) of Section 6.02(v) are met with respect to the Liens referred to in this clause (ii) and the Indebtedness secured thereby and (iii) assets leased to the Borrower or any Subsidiary pursuant to capital leases giving rise to Capital Lease Obligations; and

            (r) Liens permitted under Sections 6.02(xii) or (xiii).

            "Permitted Liens" means Permitted Encumbrances and all other Liens permitted by Section 6.02.

            "Permitted Preferred Stock" means preferred stock of the Borrower which (i) is not mandatorily redeemable, in whole or part, or required to be repurchased or reacquired, in whole or in part, by the Borrower or any Subsidiary, in each case, prior to the date that is six months after the Maturity Date (other than, in each case, in exchange for Qualified Capital Stock) (ii) is not secured by any assets of the Borrower or any Subsidiary,
(iii) is not guaranteed by the Borrower or any Subsidiary, (iv) is not exchangeable or convertible by the holder thereof into Indebtedness of the Borrower or any Subsidiary or any preferred stock or other equity interest (other than Qualified Capital Stock) and (v) does not give the holder thereof the right to enforce payment in cash of any dividends or distributions prior to six (6) months after the Maturity Date.

            "Permitted Use" means, with respect to any Net Cash Proceeds, the application of such Net Cash Proceeds on or prior to the date that is 365 days after the date of the event giving rise to such Net Cash Proceeds, to any one or more of the following as selected by the Borrower: (i) the repayment of Indebtedness hereunder (which payment permanently reduces the Revolving Commitment hereunder) or the permanent cash collateralization of any Letters of Credit then outstanding hereunder, (ii) the repurchase or repayment of New Senior Secured Notes or other Pari Passu Indebtedness and then, to the extent that Net Cash Proceeds are available after such repurchases or repayments of such Indebtedness, the repurchase or repayment, subject to the restrictions set forth in Section 6.08 to the extent applicable, of the Existing Subordinated Notes and/or any Qualifying Subordinated Indebtedness, (iii) the making of capital expenditures or other acquisitions of long-term assets (other than Capital Stock) that are owned wholly by the Borrower or any Guarantor and are used or useful in the Wireless Communications Business, (iv) the acquisition by the Borrower or any Guarantor of all or substantially all the assets, or of the Capital Stock representing a majority of the Voting Power of an entity engaged primarily in the Wireless Communications Business to the extent permitted by
Section 6.05(h) or (q), or (v) any combination of the foregoing; provided that, in the case of clauses (iii) and (iv) above, any such assets (other than real property (except to the extent required to be subjected to a mortgage or deed of trust pursuant to Section 5.12) and other assets of the type not constituting Collateral) or Capital Stock are pledged as collateral to the extent required by Sections 5.14 and 5.15 and, pending the application of any such Net Cash Proceeds as provided above, the Borrower may only use such Net Cash Proceeds to temporarily reduce Revolving Borrowings or invest in Permitted Cash Equivalents that are pledged as Collateral to the extent required by Section 5.13.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Prime Rate" means, for any day, the rate of interest per annum indicated as the prime lending rate on Page 5 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing comparable prime lending rate quotations) for such day, or, if no such rate is published for any day, the prime lending rate published for the most recent Business Day on which such a rate was published. Each change in the Prime Rate shall be effective from and including the date such change is reflected on such page.

            "pro forma basis" means a pro forma basis as calculated in accordance with Regulation S-X, as amended, under the Securities Act of 1933, as amended.

            "Pro Forma Compliance" means, on the Reference Date with respect to any Pro Forma Event, that all of the following ratio tests have been met on such Reference Date on a pro forma basis after giving effect to such Pro Forma Event (or, in the case of a Pro Forma Event consisting of a New Extension of Revolver Credit, that the first two of the following ratio tests have been so met):

            (1) the ratio of (x) Senior Secured Debt outstanding on such Reference Date (after giving pro forma effect to the Incurrence or discharge of all Indebtedness Incurred or discharged during the Related Measurement Period) to (y) Adjusted EBITDA for the Reference Period for such Pro Forma Event is not greater than 2.85 to 1.00;

            (2) the ratio of (x) Total Debt outstanding on such Reference Date (after giving pro forma effect to the Incurrence or discharge of all Indebtedness Incurred or discharged during the Related Measurement Period) to
(y) Adjusted EBITDA for the Reference Period for such Pro Forma Event is not greater than 6.75 to 1.00; and

            (3) the ratio of (x) Adjusted EBITDA for the Reference Period for such Pro Forma Event to (y) Adjusted Cash Interest Expense for the Reference Period for such Pro Forma Event is not less than 1.60 to 1.00;

provided, that for purposes of any such computation, the Pro Forma Event giving rise to the need to make such computation (other than a Pro Forma Event consisting of a New Extension of Revolver Credit) will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period for such Pro Forma Event.

            "Pro Forma Event" means each of the following: (i) the making of any New Extension of Revolver Credit, (ii) the Incurrence of any Material Qualifying Indebtedness, (iii) the making of any Material Acquisition or (iv) the making of any Material Disposition.

            "Qualified Capital Stock" means any and all shares of common stock of the Borrower or Permitted Preferred Stock of the Borrower.

            "Qualifying Senior Indebtedness" means senior debt issued by the Borrower which (i) is not secured or guaranteed, (ii) does not mature or require scheduled payments of principal prior to the date that is six months after the Maturity Date, (iii) has terms and conditions (other than those relating to interest rates, maturity and call and make-whole provisions that are consistent with market terms for such type of debt as of the time of its issuance) which, taken as a whole, are not materially less favorable to the Borrower than those of the Existing Senior Unsecured Notes, and (iv) is not convertible into any Indebtedness or Capital Stock other than Qualifying Senior Indebtedness, Qualifying Subordinated Indebtedness or Qualified Capital Stock.

            "Qualifying Subordinated Indebtedness" means (a) subordinated debt issued by the Borrower which (i) is not secured or guaranteed, (ii) does not mature or require scheduled payments of principal prior to the date that is six months after the Maturity Date, (iii) has terms and conditions (other than those relating to interest rates, maturity and call and make-whole provisions that are consistent with market terms for such type of debt as of the time of its issuance) which, taken as a whole, are not materially less favorable to the Borrower than those of the Existing Subordinated Notes, (iv) is subordinated to the Obligations to substantially the same extent as, or to a greater extent than, the Existing Subordinated Notes are subordinated to the Obligations and (v) is not convertible into any Indebtedness or Capital Stock other than Qualifying Subordinated Indebtedness or Qualified Capital Stock and (b) subordinated debt issued by the Borrower in exchange for any Existing Preferred Stock on the terms and conditions set forth therein as in effect on the date hereof.

            "RCC Minnesota" means RCC Minnesota, Inc., a Minnesota corporation.

            "Reference Date" means, (i) with respect to any Pro Forma Event, the date on which such Pro Forma Event occurs and (ii) with respect to determining the Applicable Ratio or compliance with Section 6.12 as of the last day of any fiscal quarter, such day.

            "Reference Period" means, (i) with respect to any Pro Forma Event, the period of four consecutive fiscal quarters ending on the last day of the most recently ended fiscal quarter for which financial statements have been delivered in accordance with Section 5.01, and (ii) with respect to determining the Applicable Ratio or compliance with Section 6.12 as of the last day of any fiscal quarter, the period of four consecutive fiscal quarters ending on such day.

            "Refinancing Indebtedness" means Indebtedness (the "New Debt") issued or incurred by a Person (including by means of the extension or renewal of existing Indebtedness) to extend, renew, replace, refund or refinance in whole or in part then existing Indebtedness of such Person ("Refinanced Debt"); provided that (i) the terms of the New Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, (ii) the New Debt is issued by the same Person who had issued the Refinanced Debt and is in an original aggregate principal amount not greater than the aggregate principal amount of, and unpaid interest on, the Refinanced Debt plus the amount of any required premiums paid thereon and reasonable out-of-pocket fees and expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such refinancing, (iii) the New Debt has a maturity no earlier than that of the Refinanced Debt and a weighted average life no less than that of the then weighted average remaining life of the Refinanced Debt at such time, (iv) the terms and conditions other than the interest rates of the New Debt, taken as a whole, are not materially less favorable to the Borrower than those of the Refinanced Debt, (v) if the Refinanced Debt or any Guarantees thereof are subordinated to the Obligations, the New Debt shall be subordinated to the Obligations to substantially the same extent as, or to a greater extent than, the Refinanced Debt and the Guarantees thereof were subordinated to the Obligations (and no Person that has not guaranteed such Refinanced Debt guarantees the New Debt), (vi) if such Refinanced Debt or any Guarantees thereof are secured by any assets, the New Debt and any Guarantees thereof are either unsecured or secured only by such assets (or replacements thereof to the extent that such replacements would have secured such Refinanced Debt or

Guarantee by the terms of the documentation thereof), provided that, in the case of a refinancing of the New Senior Secured Notes, the New Debt and any Guarantees thereof are secured only by such of the Collateral as secured the New Senior Secured Notes or the Guarantees thereof, which security shall be provided only on a second-priority basis pursuant to the terms of the Intercreditor Agreement, and (vii) if such Refinanced Debt and any Guarantees thereof are unsecured, the New Debt and Guarantees thereof are also unsecured.

            "Refunding Date" has the meaning assigned to such term in Section 2.07(e).

            "Register" has the meaning assigned to such term in Section 9.04(c).

            "Related Measurement Period" means, (i) with respect to any Pro Forma Event, the period from the first day of the Reference Period for such Pro Forma Event to and including the date on which such Pro Forma Event occurs, and
(ii) with respect to determining the Applicable Ratio or compliance with Section
6.12 as of the last day of any fiscal quarter, the Reference Period ending on such day.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Required Lenders" means, at any time, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 51% of the sum of the total Revolving Exposures and unused Revolving Commitments at such time.

            "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws, the partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination, judgment, writ, injunction, decree or order of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer" means any of the president, chief executive officer, chief financial officer or treasurer of the Borrower.

            "Restricted Indebtedness" means all existing and future Indebtedness that is subordinated in right of payment to any other Indebtedness of the Borrower or any Subsidiary.

            "Restricted Payment" means (i) any declaration or payment of a dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Borrower or any Subsidiary, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, for the purchase, redemption, retirement, acquisition, cancellation or termination of any shares of Capital Stock of the Borrower or any Subsidiary (other than Investments in Capital Stock of a Subsidiary permitted by Section 6.05) or any option, warrant or other right to acquire any such shares of such Capital Stock of the Borrower or any Subsidiary, (iii) any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Restricted Indebtedness or (iv) any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, for the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Indebtedness.

            "Revolving Availability Period" means the period from and including the date hereof to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments of all Lenders.

            "Revolving Borrowing" means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans as to which a single Interest Period is in effect.

            "Revolving Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

            "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans, participate in Swing Loan Loans and to acquire participations in Letters of Credit hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $60,000,000.

            "Revolving Exposure" means, with respect to any Lender at any time, the sum of (i) the aggregate principal amount of such Lender's Revolving Loans then outstanding, (ii) its Swing Line Exposure at such time and (iii) its LC Exposure at such time.

            "Revolving Loans" mean the revolving loans made by the Lenders to the Borrower pursuant to this Agreement.

            "RSA" means a Rural Service Area, as defined in 47 C.F.R. Section 22.909(b).

            "S&P" means Standard & Poor's.

            "Sale and Leaseback Transaction" means an arrangement, direct or indirect, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose as the property being sold or transferred.

            "Same Day Deadline" has the meaning assigned to such term in Section 2.04(e)(i).

            "Secured Parties" has the meaning assigned to such term in the Guarantee and Collateral Agreement.

            "Securities Account" has the meaning assigned to such term in
Section 8-501 of the UCC.

            "Security Documents" means the Guarantee and Collateral Agreement and each other security agreement or other instrument or document executed and delivered by the Loan Parties to provide the Administrative Agent (or any agent thereof), for the benefit of the Lenders, with collateral to secure any of the Obligations.

            "Senior Secured Debt" shall mean all Indebtedness for Borrowed Money of the Borrower and the Subsidiaries that is secured by any assets of the Borrower or the Subsidiaries that are included (or are required by the Loan Documents to be included) as Collateral.

            "Service Regions" means (i) the BTAs, MSAs and RSAs or any FCC recognized paging service area (including any partitioned area thereof) with respect to which the Borrower or the Subsidiaries have Licenses as of the date hereof and (ii) any other geographic areas with respect to which the Borrower or the Subsidiaries acquire Licenses after the date hereof in accordance with the terms of this Agreement, excluding any areas in which the Borrower and the Subsidiaries have ceased to provide service.

            "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the Eurodollar Reserve Percentage. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "subsidiary" means, with respect to any Person (such Person, the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

            "Subsidiary" means, unless otherwise qualified, any subsidiary of the Borrower, provided that for purposes of this Agreement and any other Loan Document, Wireless Alliance shall not be deemed to be a Subsidiary unless and until it becomes a Wholly Owned Subsidiary (at which time it shall become a party to the Guarantee and Collateral Agreement as provided in Section 5.14; provided that there shall be no requirement for the Capital Stock issued by Wireless Alliance to be pledged to, or be subject to any Lien in favor of, the Administrative Agent, any Lender or any Secured Party).

            "Swing Line Borrowing" means Swing Line Loans made on the same date.

            "Swing Line Borrowing Request" means a request by the Borrower for a Swing Line Borrowing in accordance with Section 2.07.

            "Swing Line Exposure" means, at any time, the aggregate principal amount of Swing Line Loans then outstanding. The Swing Line Exposure of any Lender at any time shall be its Applicable Percentage of the total Swing Line Exposure at such time.

            "Swing Line Lender" means Lehman Commercial Paper Inc., in its capacity as the lender of Swing Line Loans or any successor thereto appointed in accordance with this Agreement.

            "Swing Line Loans" means the swing line loans made by the Swing Line Lender to the Borrower pursuant to Section 2.07(g).

            "Swing Line Participation Amount" has the meaning assigned to such term in Section 2.07(e).

            "System" means, as to any Person, assets constituting a commercial radio communications system authorized under the rules for telecommunications services (including any license and the network, marketing, distribution, sales, customer interface and operations functions relating thereto) owned and operated by such Person.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased wireline or wireless transmission facilities, (ii) creating, developing, constructing, installing, repairing, maintaining, or marketing communications-related systems, network equipment and facilities, software, and other products or (iii) evaluating, owning, operating, participating in or pursuing any other business that is primarily related to those identified in clause (i) or (ii) above (in the case of this clause (iii), however, in a manner consistent with the Borrower's manner of business on the date hereof), and shall, in any event, include all businesses in which the Borrower or any of the Subsidiaries is engaged on the date hereof or has entered into agreements to engage in or to acquire a company to engage in or contemplate engaging in.

            "TLA Spectrum" means TLA Spectrum, LLC, a Minnesota limited liability company.

            "Total Debt" shall mean, on any date, all Indebtedness for Borrowed Money of the Borrower and the Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

            "Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans and the issuance of Letters of Credit hereunder.

            "Treasury Regulations" means the final and temporary (but not proposed) income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

            "Type", when used in reference to any Revolving Loan or Revolving Borrowing, refers to whether the rate of interest on such Revolving Loan, or on the Revolving Loans comprising such Revolving Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

            "UCC" mean the Uniform Commercial Code of the State of New York.

            "Voluntary Deposit" has the meaning assigned to such term in Section 2.04(j).

            "Voting Power" of any Person means the aggregate number of votes of all classes of Capital Stock of such Person which ordinarily have voting power for the election of directors of such Person.

            "Wholly Owned Subsidiary" of any Person shall mean a subsidiary of such Person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity and 100% of the ordinary voting power are, at the time any determination is being made, owned, Controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. Unless otherwise qualified, all references to a "Wholly Owned Subsidiary" or "Wholly Owned Subsidiaries" in this Agreement or any other Loan Document shall refer to a Wholly Owned Subsidiary or Wholly Owned Subsidiaries of the Borrower.

            "Wireless Alliance" means Wireless Alliance L.L.C., a Minnesota limited liability company.

            "Wireless Alliance Agreements" means (i) the member control agreement of Wireless Alliance dated as of November 14, 1996, as amended, supplemented, restated or otherwise modified from time to time in accordance with Section 6.11, and (ii) the Revolving Credit Agreement dated as of August 29, 1997 between the Borrower and Wireless Alliance, as amended, supplemented, restated or otherwise modified from time to time in accordance with Section 6.11, together with all other loan and security documents referred to therein.

            "Wireless Communications Business" means any business substantially related to the ownership, development, operation, or acquisition of commercial wireless communications services permitted under the FCC's Commercial Mobile Radio Services rules (and the related provisions of the FCC's Public Mobile Services and Personal

Communications Services rules), and other related commercial telecommunications business services.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a "Eurodollar Loan" or an "ABR Borrowing").

            SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, organizational document, instrument or other document (including any Loan Document) herein shall be construed as referring to such agreement, organizational document, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract, and
(f) any reference to any law, rule, regulation, statute, code, ordinance or treaty shall include any statutory or regulatory provisions consolidating, amending, replacing, supplementing or interpreting any of the foregoing.

            SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. In furtherance of the foregoing, upon the


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                                                                              30

request of the Borrower or the Administrative Agent (at the direction of the Required Lenders), the parties hereto agree to enter into good faith negotiations in order to amend the financial covenants and other terms and provisions of this Agreement with respect to such change in GAAP, so as to equitably reflect such change with the desired result that the criteria for evaluating the financial condition of the Loan Parties and such other terms and provisions shall be the same in all material respects after such change as if the change had not been made. For purposes of calculating the Financial Covenants and Pro Forma Compliance, the Borrower's fiscal year will be the calendar year.

                                   ARTICLE II

                                   The Credits

            SECTION 2.01 Revolving Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

            SECTION 2.02 Revolving Loans and Revolving Borrowings.

            (a) Each Revolving Loan shall be made as part of a Revolving Borrowing consisting of Revolving Loans of the same Type made by the Lenders ratably in accordance with the amounts of their respective Revolving Commitments. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Revolving Loans as required.

            (b) Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Eurodollar Loan; provided that any exercise of such option shall not affect any obligation or liability of any Loan Party with respect to such Eurodollar Loan, including the obligation of the Borrower to repay such Eurodollar Loan in accordance with the terms of this Agreement.

            (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Eurodollar Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such ABR Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000; provided that an ABR Borrowing may be in an aggregate amount that is (i) equal to the entire unused balance of the total Revolving Commitments, (ii) required to finance the reimbursement of an LC

Disbursement as contemplated by Section 2.04(e) or (iii) required to refund the Swing Line Loans as contemplated by Section 2.07(d). Revolving Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding.

            (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

            SECTION 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Revolving Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Revolving Borrowing Request in substantially a form reasonably approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Revolving Borrowing Request shall specify the following information in compliance with Section 2.02:

            (i) the aggregate amount of such Revolving Borrowing;

            (ii) the date of such Revolving Borrowing, which shall be a Business Day;

            (iii) whether such Revolving Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

            (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of "Interest Period" hereunder; and

            (v) the location and number of the Borrower's account to which funds are to be disbursed.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Revolving Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Revolving Loan to be made as part of the requested Revolving Borrowing.

            SECTION 2.04 Letters of Credit.

            (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit (or the amendment, renewal or extension of an outstanding Letter or Credit) for its own account (or for the account of any of the Subsidiaries), in a form (including the terms governing presentation and payment) reasonably acceptable to the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been reasonably approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $5,000,000 and (ii) the total Revolving Exposure shall not exceed the total Revolving Commitments. No Letter of Credit (or an amendment to increase the face amount of, the renewal of or the extension of an outstanding Letter of Credit) may be requested or issued when any Default or Event of Default has occurred and is continuing.

            (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date unless (in the case of this clause (ii)) such Letter of Credit has been cash collateralized to the reasonable satisfaction of the Issuing Bank; provided, however, that any Letter of Credit may provide for the automatic renewal thereof for additional periods (subject to the right of the Issuing Bank to give the beneficiary notice of termination of such Letter of Credit at the end of the then-current term thereof); provided that the expiry date of any such automatically renewable Letter of Credit shall in no event extend beyond the date referred to in clause
(ii) above.

            (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.04, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Reimbursement.

                  (i) If the Issuing Bank, with respect to a LC Disbursement, notifies the Borrower at or prior to 11:00 a.m., New York City time, on the date that it intends to make such a disbursement, the Borrower, if it intends to reimburse such disbursement directly, shall provide written or telephonic notice (promptly confirmed by written notice) of such intention to the Administrative Agent and the Issuing Bank and shall pay to the Administrative Agent an amount equal to such LC Disbursement, in each case no later than 1:00 p.m., New York City time, on such date (the "Same Day Deadline").

                  (ii) If the Issuing Bank, with respect to a LC Disbursement, notifies the Borrower after 11:00 a.m., New York City time, on the date that it intends to make such a disbursement, the Borrower, if it intends to reimburse such disbursement directly, shall provide written or telephonic notice (promptly confirmed by written notice) of such intention to the Administrative Agent and the Issuing Bank and shall pay to the Administrative Agent an amount equal to such LC Disbursement, in each case, no later than 12:00 noon, New York City time, on next Business Day following the date of such LC Disbursement (the "Next Day Deadline").

                  (iii) If the Borrower does not reimburse the Administrative Agent at or prior to the Same Day Deadline or the Next Day Deadline, as the case may be, the Borrower will be deemed, automatically, to have made an ABR Borrowing in the equivalent amount of such LC Disbursement at such time (without regard to the requirements set forth in Section 4.02, to the minimum and multiples requirements set forth in Section 2.02(c) or the notice requirement set forth in Section 2.03) and the Borrower's obligations with respect to such LC

Disbursement shall be deemed satisfied in full; provided, however, that notwithstanding the foregoing no such ABR Borrowing shall be made if an Event of Default under clause (o) of Article VII has occurred and is continuing at such time. The Administrative Agent shall notify the Borrower and each Lender of any ABR Borrowing that is deemed to have been made pursuant to this paragraph. Such notice shall include the principal amount in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender (in the manner provided in Section 2.05) shall pay to the Administrative Agent its Applicable Percentage of the ABR Borrowing that is deemed to have been made under this paragraph, and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.

                  (iv) The Issuing Bank shall also notify the Administrative Agent of each such LC Disbursement at the same time it notifies the Borrower pursuant to either clause (i) or (ii) above.

            (f) Obligations Absolute. To the extent permitted by applicable law, the Borrower's obligation to reimburse LC Disbursements as provided in Section 2.04(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this
Section 2.04, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that nothing in this Section 2.04(f) shall be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or willful misconduct or its failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the

Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that, subject to Section 2.04(e), any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

            (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full pursuant to Section 2.04(e), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.04(e), then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.04(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

            (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(d). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

            (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives written notice demanding the deposit of cash collateral pursuant to this paragraph from the Administrative Agent, at the request of the Required Lenders, or from the Administrative Agent or the Issuing Bank (with notice to the Administrative Agent), in each case without any action of the Required Lenders, if it in good faith believes that time is of the essence, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders and the Issuing Bank, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid letter of credit fees thereon; provided that the obligation to deposit such cash collateral in an account shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in paragraph (h) or (i) of Article VII. The Borrower also shall deposit cash collateral in an account with the Administrative Agent pursuant to this Section 2.04(j) (i) at any time it elects to do so (any such deposit at the Borrower's election, a "Voluntary Deposit") or (ii) as and to the extent required by
Section 2.09(b). Each such account shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement, and the Borrower hereby grants the Administrative Agent, for the benefit of the Lenders, a security interest in each such account and any investments thereof and proceeds of the foregoing to secure such obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account in accordance with the terms of this Section 2.04(j). Other than any interest earned on the investment of the amounts on deposit in such account, which investments shall be made in Permitted Cash Equivalents at the option and sole discretion of the Administrative Agent (provided that, at any time when no Default or Event of Default is in existence, the Borrower shall have the right to select the Permitted Cash Equivalents to be invested in) and at the Borrower's risk and expense, such amounts on deposit in such account shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. The amounts on deposit in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed in accordance with Section 2.04(e) (and any accrued and unpaid letter of credit fees thereon not paid when due) and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the existence of an Event of Default, such amount (to the extent not applied as aforesaid), together with any interest actually earned on such amount (to the extent not applied as aforesaid during the continuance of such Event of Default), shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.09(b), such amount (to the extent not applied as aforesaid), together with any interest actually earned on such amount (to the extent not applied as aforesaid during the continuance of such Event of Default), shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.09(b) and no Event of Default shall have occurred and be continuing. If the Borrower makes a Voluntary Deposit, the amount of such Voluntary Deposit, together with any interest actually earned thereon, shall be disbursed to the Borrower as a New Extension of Revolver Credit within one Business Day of demand therefor if and only if the conditions set forth in Section 4.02 have been met on the date of such disbursement.

            SECTION 2.05 Funding of Revolving Borrowings.

            (a) Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that each ABR Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e)(iii) shall be made by each Lender by 2:00 p.m., New York City time, on the date such ABR Loan is deemed to have been made thereunder. The Administrative Agent will make such Revolving Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Revolving Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e)(i) shall be remitted by the Administrative Agent to the Issuing Bank and ABR Loans made to refund Swing Line Loans as provided in Section 2.07(d) shall be remitted by the Administrative Agent to the Swing Line Lender.

            (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Revolving Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Revolving Loan included in such Revolving Borrowing. Payment by the Borrower shall not constitute a waiver by the Borrower of any claim the Borrower may have against the Lender that failed to make any payment required to be made by it under this Agreement.

            SECTION 2.06 Interest Elections.

            (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Revolving Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Revolving Borrowing Request. Thereafter, the Borrower may elect to convert such Revolving Borrowing to a different Type or to continue such Revolving Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.06. The Borrower may elect different options with respect to different portions of the affected Revolving Borrowing, in which case each such portion shall be allocated ratably among the Lenders, and the Revolving Loans comprising each such portion shall be considered a separate Revolving Borrowing.

            (b) To make an election pursuant to this Section 2.06, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Revolving Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in substantially a form reasonably approved by the Administrative Agent and signed by the Borrower.

            (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Revolving Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Revolving Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Revolving Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Revolving Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Revolving Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period" hereunder.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

            (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Revolving Borrowing.

            (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Eurodollar Borrowing is repaid as provided herein, at the end of such Interest Period such Eurodollar Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

            SECTION 2.07 Swing Line Loans.

            (a) General. Subject to the terms and conditions set forth herein, the Borrower may request Swing Line Loans from the Swing Line Lender, at any time and from time to time during the Revolving Availability Period; provided that Swing Line Loans shall be extended by the Swing Loan Lender only if (and upon extension of each Swing Line Loan the Borrower shall be deemed to represent and warrant that), after giving effect to such extension, (i) the Swing Line Exposure shall not exceed $10,000,000 and (ii) the total Revolving Exposure shall not exceed the total Revolving Commitments. No Swing Line Loan may be requested or extended when any Event of Default has occurred and is continuing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swing Line Loans. Swing Line Loans shall be ABR Loans only; provided that interest on Swing Line Loans shall be computed in accordance with Section 2.12(a).

            (b) Expiration Date. The Borrower shall repay all outstanding Swing Line Loans on the Maturity Date.

            (c) Swing Line Borrowings; Funding. To request a Swing Line Borrowing, the Borrower shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 12:00 noon, New York City time, on the proposed date of such Swing Line Borrowing), specifying (i) the aggregate amount of such Swing Line Borrowing, (ii) the date of such Swing Line Borrowing (which shall be a Business Day) and (iii) the location and number of the Borrower's account to which funds are to be disbursed. Each Swing Line Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000. Not later than 1:00 p.m., New York City time, on the date of any Swing Line Borrowing specified in such Swing Line Borrowing Request, the Swing Line Lender shall make each Swing Line Loan to be made by it by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Swing Line Lender. The Administrative Agent will make such Swing Line Loans available to the

Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Swing Line Borrowing Request.

            (d) Refunding of Swing Line Loans. The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender to the Borrower and the Administrative Agent no later than 12:00 noon, New York City time, request each Lender to make, and each Lender hereby agrees to make, a Revolving Loan (which shall be an ABR Loan), in an amount equal to (i) such Lender's Applicable Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans outstanding on the date of such notice, to repay the Swing Line Lender. Each Lender shall make the amount of such Revolving Loans available to the account of the Administrative Agent most recently designated by it for such purpose in immediately available funds, not later than 10:00 a.m., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be made immediately available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the then outstanding Swing Line Loans and all of the Borrower's obligations with respect to such Swing Line Loans shall be deemed satisfied in full.

            (e) Participations. If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.07(d), one of the events described in paragraphs (h) and (i) of Article VII shall have occurred and be continuing with respect to the Borrower, or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.07(d), each Lender shall, on the date that such Revolving Loan was to have been made pursuant to the notice referred to in
Section 2.07(d) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the "Swing Line Participation Amount") equal to (i) such Lender's Applicable Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Loans. Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

            (f) Obligations Absolute. Each Lender's obligation to make the Revolving Loans referred to in Section 2.07(d) and to purchase participating interests pursuant to Section 2.07(e) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the reduction or termination of the Revolving Commitments; (iii) the occurrence or continuance of a Default or an Event of Default; (iv) any adverse change in the condition (financial or otherwise) of the Borrower; (v) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Lender; or (vi) any other circumstance, happening or event, whether or not similar to any of the foregoing.

            (g) Resignation of the Swing Line Lender. The Swing Line Lender may resign at any time upon 30 days' notice to the Lenders, the Administrative Agent, the Issuing Bank and the Borrower. Such resignation shall become effective upon the earlier of (i) the appointment by the resigning Swing Line Lender without the consent of the Lenders, the Administrative Agent, the Issuing Bank or the Borrower of a successor Swing Line Lender who is (or, at the time of such appointment, will be) a Lender or (ii) the appointment by the Borrower with the consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed) of a successor Swing Line Lender which is a commercial bank or other financial institution organized under the laws of the United States of America or any political subdivision thereof with an office in New York, New York and which has combined capital and reserves in excess of $100,000,000; provided that the Borrower shall be provided a reasonable opportunity to consult with the resigning Swing Line Lender before any appointment is made pursuant to clause (i) above. Upon the acceptance of its appointment as Swing Line Lender hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Swing Line Lender, and the retiring Swing Line Lender shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Swing Line Lender shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After a Swing Line Lender's resignation hereunder, the provisions of this Section 2.07 and Section
9.03 shall continue in effect for the benefit of such retiring Swing Line Lender, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as the Swing Line Lender.

            SECTION 2.08 Termination and Optional Reduction of Revolving Commitments.

            (a) Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.

            (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments without premium or penalty; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of Revolving Loans and Swing Line Loans in accordance with Section 2.10, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

            (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08(c) shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

            (d) Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with each Lender's Applicable Percentage. Any termination of the Revolving Commitments shall result in the automatic termination of all obligations of the Swing Line Lender to make Swing Line Loans and all obligations of the Issuing Bank to issue, increase the face amount of, renew or extend any outstanding Letter of Credit.

            SECTION 2.09 Repayment of Loans; Evidence of Debt.

            (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date.

            (b) In the event and on such occasion that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Borrower shall prepay Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.04(j)) in an aggregate amount equal to such excess.

            (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (e) The entries made in the accounts maintained pursuant to Section 2.09(c) or Section 2.09(d) shall, to the extent permitted by law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

            (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered permitted assigns) and in a form approved by the Administrative Agent and the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered permitted assigns).

            SECTION 2.10 Optional Prepayment of Loans.

            (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing (or any accrued interest thereon) in whole or in part, without premium or penalty, subject to the requirements of this Section 2.10.

            (b) Prior to any optional prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(c); provided that if the Type of Borrowing is not specified, ABR Borrowings shall be prepaid first. Any reduction of the Revolving Commitments under Section
2.08 shall be accompanied by prepayment of Loans to the extent the aggregate amount of such Loans outstanding exceeds the total amount of the Revolving Commitments as so reduced.

            (c) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Borrowing not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section
2.08. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

            SECTION 2.11 Fees.

            (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate of 0.50% per annum on the average daily unused amount of each Revolving Commitment of such Lender for each day during the period from and including the date hereof to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which any Revolving Commitments of such Lender shall expire or terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees payable hereunder, the Revolving Commitment of each Lender shall be deemed to be used only to the extent of the outstanding Revolving Loans and LC Exposure (but not the outstanding Swing Line Loans) of such Lender.

            (b) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

            (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

            (d) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin as interest on Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's customary fees with respect to the administration, issuance, negotiation, payment, amendment, renewal or extension of any Letter of Credit or any processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the

Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten days after written demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            SECTION 2.12 Interest.

            (a) The Loans (other than the Swing Line Loans) comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin. The Swing Line Loans comprising each Swing Line Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin; provided that the Borrower may request the Swing Line Lender to offer a lower rate in respect of any Swing Line Loan, which the Swing Line Lender may, but shall not be obligated to, do, and if a lower rate is so offered, such Swing Line Loan shall bear interest at such rate.

            (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

            (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in Section 2.12(a) or Section 2.12(b) or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in Section 2.12(a).

            (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to Section 2.10(c) shall be payable on demand and (ii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

            (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.13 Alternate Rate of Interest.

            If prior to the commencement of any Interest Period for a Eurodollar
Borrowing:

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that, by reason of circumstances arising after the date hereof affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

            (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (provided that the Administrative Agent shall use commercially reasonable efforts to determine whether or not the circumstances which have caused the notice, continue to exist and to notify the Borrower and the Lenders when such circumstances cease to exist) (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Revolving Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

            SECTION 2.14 Increased Costs.

            (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                  (ii) impose on any Lender or the Issuing Bank any other condition (other than a condition relating to any Tax, it being understood that any Change in Law relating to an Indemnified Tax or Other Tax shall be governed by Section 2.16 hereof) affecting this Agreement or Eurodollar Loans made by such Lender (or any Letter of Credit or participation therein);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay in accordance with, and subject to the notice requirements and limitations specified in, Sections 2.14(c) and 2.14(d) to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

            (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay in accordance with, and subject to the notice requirements and limitations specified in, Sections 2.14(c) and 2.14(d) to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

            (c) Notwithstanding the provisions of Sections 2.14(a) and 2.14(b), the Borrower shall not be required to make any payment otherwise required by such Sections to any Lender unless such Lender is generally demanding payment under comparable provisions of its agreements with similarly situated borrowers. A certificate of a Lender or Issuing Bank setting forth in reasonable detail the calculation of (and method of calculation of) the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in Section 2.14 (a) or 2.14(b) shall be delivered to the Borrower and shall be conclusive absent demonstrable error. The Borrower shall pay such Lender or Issuing Bank the amount shown as due on any such certificate within 15 days after receipt thereof.

            (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 2.15 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(c) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each affected Lender for the loss, cost and expense attributable to such event. In the case of any applicable Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the then-effective Adjusted LIBO Rate (for the avoidance of doubt, without the addition of any Applicable Margin) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth in reasonable detail the calculation of (and method of calculation of) any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

                  SECTION 2.16 Taxes.

                  (a) Except as otherwise provided herein, any and all payments by or on account of any obligation of the Borrower to any Lender (including the Administrative Agent, if applicable), the Swing Line Lender or the Issuing Bank hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to withhold or deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16(a)) the Administrative Agent, Lender, the Swing Line Lender or the Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions or withholding and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law, except for any Taxes or other liabilities that the Borrower is contesting in good faith by appropriate proceedings; provided, however, that the Borrower shall indemnify within 30 days of written demand therefor the Administrative Agent, each Lender, the Swing Line Lender or the Issuing Bank, as the case may be, and hold each harmless from and against any and all liabilities, fees and additional expenses with respect to or resulting from any delay in paying, or omission to pay, such Taxes.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Except as otherwise provided herein, the Borrower shall indemnify the Administrative Agent, each Lender, the Swing Line Lender and the Issuing Bank within 30 days after receipt of written demand therefor, for the full amount of any

Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender, the Swing Line Lender or the Issuing Bank, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed on or asserted on or attributable to amounts payable under this Section 2.16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Administrative Agent, each Lender, the Swing Line Lender or Issuing Bank, as applicable, shall include with any such demand a statement setting forth the basis and calculation of any such payment or indemnity hereunder, which statement shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall, upon request, deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment (to the extent such a receipt is issued therefor), a copy of the return reporting such payment or such other evidence of such payment that is reasonably satisfactory to the Administrative Agent.

                  (e) Each Foreign Lender that is eligible for any exemption from or reduction of any withholding Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and duly executed tax forms, certificates and other documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Each Domestic Lender that is not a domestic corporation (as such terms are defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower (with a copy to the Administrative Agent) an original Internal Revenue Service Form W-9, or any successor or other form prescribed by the Internal Revenue Service, properly completed and duly executed, at the time or times prescribed by applicable law. Each such Person shall deliver to the Borrower (with a copy to the Administrative Agent) such new tax forms, certificates and other documentation upon the expiration or obsolescence of any previously delivered tax forms, certificates or other documentation, or after the occurrence of any event requiring a change in the most recent tax forms, certificates or other documentation delivered by such Person, as applicable. Each such Person shall provide written notice to the Borrower (with a copy to the Administrative Agent) at any time it determines that it is no longer legally able to provide any previously delivered tax form, certificate or other documentation (or any other form of certification adopted by the Internal Revenue Service for such purpose).

                  (f) If the Borrower is required to indemnify the Administrative Agent or any Lender, the Swing Line Lender or the Issuing Bank, pursuant to Section 2.16(c), for any Indemnified Tax whose full grossed-up amount was accurately and actually withheld or deducted by the Borrower in accordance with Section 2.16(a); and the

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                                                                              50

Borrower determines in good faith that a reasonable basis exists for contesting such Indemnified Tax, then such Person shall cooperate with the Borrower in challenging such Indemnified Tax at the Borrower's expense if so requested, in writing, by the Borrower. If the Administrative Agent or any Lender, the Swing Line Lender or the Issuing Bank receives a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this
Section 2.16 and provided evidence thereof pursuant to Section 2.16(d), such Person shall within 30 days from the date of the receipt of such refund pay over to the Borrower (i) such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses incurred by such Person and (ii) interest paid by the relevant Governmental Authority with respect to such refund; provided, however, that the Borrower, upon the request of the Administrative Agent or such Lender, the Swing Line Lender or the Issuing Bank shall repay the amount paid over to the Borrower (plus penalties, interest or other charges) to such Person in the event such Person is required to repay such refund to such Governmental Authority. This Section 2.16(f) shall not be construed to require the Administrative Agent or any Lender, the Swing Line Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

                  SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

                  (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under
Section 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim subject to Section 2.16 hereof. Any amounts received after 3:00 p.m., New York City time, on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 745 Seventh Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first,

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                                                                              51

towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and the accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.17(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise (to the extent permitted hereunder) against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Swing Line Lender or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Swing Line Lender or the Issuing Bank, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, the Swing Line Lender or the Issuing Bank severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, the Swing Line Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

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                                                                              52

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.18 Mitigation Obligations; Replacement of Lenders.

                  (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Person shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Person, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Person to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Person. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any such Person in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, or if, in compliance with the requirements of the last sentence of Section 9.02(b), any Lender fails or refuses to consent to any waiver or amendment of any provision of this Agreement that (i) would otherwise require the consent of a greater percentage of Lenders than the percentage specified in the definition of "Required Lenders" hereunder and (ii) is actually consented to or approved by the Required Lenders, the Borrower, the Administrative Agent and, if necessary the Issuing Bank, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent and the Issuing Bank, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. No Lender shall be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Person or

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                                                                              53

otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                         Representations and Warranties

                  The Borrower represents and warrants to the Lenders, the Swing Line Lender and the Issuing Bank that:

                  SECTION 3.01 Organization; Powers. Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or other organizational power and authority to carry on its business as now conducted and to own and operate its Systems in the Service Regions, and, except in each case where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02 Authorization; Enforceability. The Transactions entered into or to be entered into by each Loan Party are within such Loan Party's corporate or other organizational powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, constituted or will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and filings necessary to perfect Liens created under the Loan Documents and except to the extent, if any, that FCC consent or approval of assignment of Licenses by the Borrower or a Subsidiary to a License-Only Subsidiary is required by the Transactions, (b) have not and will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, (c) have not and will not violate or result in a default under any indenture governing Material Indebtedness or other material agreement or material instrument binding upon any Loan Party or any of their assets, or given rise to a right thereunder to require any material payment to be made by any Loan Party and (d) have not and will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Loan Documents.

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                                                                              54

                  SECTION 3.04 Financial Condition; No Material Adverse Effect.

                  (a) The Borrower has heretofore furnished to the Lenders audited consolidated balance sheets and related statements of operations, stockholders' equity and cash flows as of and for the fiscal year ended December 31, 2003, reported on by Deloitte & Touche LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and each of its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

                  (b) Except as disclosed in the financial statements referred to above or the notes thereto or in the Borrower's annual report filed with the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003, except for the Disclosed Matters, after giving effect to the Transactions, none of the Borrower or the Subsidiaries has, as of date hereof, any material contingent liabilities, unusual long-term commitments or material unrealized losses.

                  (c) Since December 31, 2003 no event has occurred which has had, or which could reasonably be expected to result in, a Material Adverse Effect.

                  SECTION 3.05 Properties.

                  (a) Each of the Borrower and the Subsidiaries has good title to, or valid leasehold interests or license rights in, all real and personal property material to its business, except for minor defects in title that do not interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except for Permitted Liens.

                  (b) As of the date hereof, neither the Borrower nor any Subsidiary has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any material real property owned by the Borrower or any Subsidiary or any sale or disposition thereof in lieu of condemnation. As of the date hereof, any such material owned real property is not subject to any right of first refusal, option or other contractual right to purchase such real property or interest therein.

                  SECTION 3.06 Litigation and Environmental Matters.

                  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened (including any investigations relating to any potential action, suit or proceeding) against the Borrower or any Subsidiary (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (c) Since the date hereof, there has been no change in the status of the Disclosed Matters which change, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 3.07 Compliance with Laws and Agreements; No Default.

                  (a) Each Loan Party is in compliance with (i) all laws, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, with any licenses, consents or approvals issued by any Governmental Authority necessary for such Loan Party to operate its Systems and conduct its business in the manner in which it is being conducted), except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect and (ii) the terms of all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (b) No Default or Event of Default has occurred and is continuing.

                  SECTION 3.08 Investment and Holding Company Status. No Loan Party is (a) an "investment company" subject to regulation under, and as defined in, the Investment Company Act of 1940, as amended, or (b) a "holding company," subject to regulation under, and as defined in, the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 3.09 Taxes. Each Loan Party has timely filed or caused to be timely filed all material Tax returns that are required to have been filed and has paid or caused to be paid all Taxes required to be paid by it and any assessments made against it or any of its property by any Governmental Authority, except, in each case, (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Loan Party, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan for which there exists an accumulated benefit obligation (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan as of such date by an amount that would reasonably be expected to have a Material Adverse Effect and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans as of such date by an amount that would reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.11 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Loan Party is subject, and all other matters known to any of them, that, as of the date hereof in each case, individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished, taken as a whole) contained as of the date furnished any material misstatement of material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading as of the date thereof; provided that, with respect to projected financial information and other projections and forward looking information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood that no assurance has been given or will be given that projected financial information, other projections and forward looking information have been or will be achieved).

                  SECTION 3.12 Subsidiaries.

                  (a) Schedule 3.12(a) sets forth the name of, and the ownership interest of the Borrower or Subsidiary in, each Subsidiary and identifies each Subsidiary that is a Guarantor, in each case as of the date hereof.

                  (b) Schedule 3.12(b) sets forth the name of, and ownership interest of the Borrower in, each Excluded Subsidiary as of the date hereof.

                  (c) Each Subsidiary existing as of the date hereof has executed the Guarantee and Collateral Agreement as of the date hereof and is a Guarantor hereunder.

                  (d) As of the date hereof, there is not any issued or outstanding Capital Stock or other equity interest of or in any Subsidiary other than as described in Section 3.12(a). Except to the extent resulting from a transaction after the date hereof not prohibited by the terms hereof and except as set forth on Schedule 3.12(a), all outstanding Capital Stock of each Subsidiary is owned by the Borrower or another Subsidiary, in each case free and clear of any Lien other than Liens described in clause (a), (e) or (g) of the definition of "Permitted Encumbrances" hereunder, Liens described in Section 6.02(vii) hereof and Liens arising under the Security Documents.

                  (e) All Licenses which are held by the Borrower or any of the Subsidiaries are owned, beneficially and of record, free and clear of any Lien other than Permitted Liens.

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                                                                              57

                  SECTION 3.13 Intentionally Omitted.

                  SECTION 3.14 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation (other than, in the case of clause (b) below, any restriction under Section 6.08) applicable to the Borrower or any Subsidiary (a) could reasonably be expected to have a Material Adverse Effect or (b) limits the ability of any Subsidiary to pay dividends or to make distributions or advances to the Borrower or any other Subsidiary except as permitted by Section 6.10 hereof.

                  SECTION 3.15 Federal Regulations. No part of the proceeds of the Loans or other extensions of credit hereunder will be used for any purpose which violates the provisions of Regulation U or X of the Board. In the event that any part of the proceeds of the extensions of credit hereunder are used to "purchase" or "carry" any such "margin stock," the Borrower will (and will cause the Subsidiaries to) promptly notify the Administrative Agent and, upon the reasonable request of the Administrative Agent, provide duly completed and executed originals of Federal Reserve Form G-3 or U-1 to the Administrative Agent and the Lenders as the Administrative Agent reasonably may request in order to evidence that the representations and warranties contained in this
Section 3.15 remain true and correct in all material respects.

                  SECTION 3.16 Insurance. The Borrower and the Subsidiaries have all insurance required pursuant to Section 5.07. As of the date hereof, all premiums in respect of such insurance have been paid.

                  SECTION 3.17 Labor Matters. As of the date hereof, there are no strikes or lockouts against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. With such exceptions as could not reasonably be expected to result in a Material Adverse Effect, (i) the hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters and
(ii) all payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages, employee health and welfare benefits and/or other employee benefits, including without limitation, unemployment or state disability obligations, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary.

                  SECTION 3.18 Solvency. As of the date hereof, (a) the value of the assets of the Borrower, on an unconsolidated basis, and the Loan Parties, on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, including contingent liabilities, of the Borrower, on an unconsolidated basis, and the Loan Parties, on a consolidated basis, respectively; (b) the present fair saleable value of the assets of the Borrower, on an unconsolidated basis, and the Loan Parties, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of the Borrower, on an unconsolidated basis, and the Loan Parties, on a consolidated basis, respectively, on such liabilities as they become absolute and matured; (c) the Loan Parties do not intend to, and do not believe that they will, incur debts and liabilities beyond their ability to pay such debts and liabilities as they become absolute and matured; and (d) the

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                                                                              58

Borrower, on an unconsolidated basis, and the Loan Parties, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted or is about to be conducted following the date hereof. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

                  SECTION 3.19 FCC Compliance.

                  (a) Except as set forth on Schedule 3.19, the Borrower and each Subsidiary are in compliance in all material respects with the Communications Act.

                  (b) The Borrower holds all of the Licenses required to operate its System and to conduct its business in the manner in which it is being conducted. Such Licenses are validly issued and, as of the date hereof, are in full force and effect. There are pending at the FCC no applications for the modification, transfer or assignment of any of such Licenses other than those proposed or consented to by the Borrower that if granted by the FCC would not cause a Default or an Event of Default to occur. None of such Licenses is subject to any condition other than conditions generally applicable to stations of the same class and type by virtue of the Communications Act or conditions contained in such licenses.

                  (c) Except as set forth on Schedule 3.19, the Borrower and each Subsidiary have no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or formal complaint issued by or before the FCC, or of any other proceedings (other than proceedings relating to the commercial wireless communications industries generally) of or before the FCC, which could reasonably be expected to have a Material Adverse Effect.

                  (d) No event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License in any respect which could reasonably be expected to have a Material Adverse Effect or (ii) affects or could reasonably be expected in the future to affect any of the rights of the Borrower or any Subsidiary under any License held by the Borrower or any Subsidiary in any respect of which could reasonably be expected to have a Material Adverse Effect.

                  (e) The Borrower and each Subsidiary have duly filed all filings (including reports, applications, notices, documents, instruments and other information) required to be filed by it under the Communications Act, and all such filings were when made timely, true, correct and complete in all respects, except where the failure to file or to be timely, true, correct and complete could not reasonably be expected to have a Material Adverse Effect.

                  (f) The Borrower and each Subsidiary have duly filed and paid all fees (including charges, fines, assessments and contributions) required to be filed and paid by them under the Communications Act and all such fees were when filed timely and complete in all respects, except where the failure to file and pay or to be timely and complete could not reasonably be expected to have a Material Adverse Effect.

                  (g) The Borrower has no reason to believe that each License of the Borrower or any Subsidiary will not be renewed in the ordinary course except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  (h) The Borrower has no reason to believe that its status as a carrier eligible to receive federal universal service support funds will be revoked or adversely modified with respect to any Service Region where it has been designated by the FCC as being eligible to receive such funds, except where such revocation or modification could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.20 Security Documents.

                  (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and (i) when financing statements in appropriate form are filed in the offices specified in the Guarantee and Collateral Agreement, such security interest shall constitute a perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral in which a security interest can be perfected by filing under the Uniform Commercial Code and (ii) when the Collateral which may be perfected by possession or control is delivered to the Administrative Agent or the Administrative Agent obtains control over such Collateral, such security interest shall constitute a perfected Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case subject to no Liens other than Permitted Liens; provided that, in the case of any Permitted Junior Liens on any assets or property included in the Collateral, the Liens securing the Obligations take priority over such Permitted Junior Liens and, in the case of Liens permitted under clause (n) of the definition of "Permitted Encumbrances" hereunder on any assets or property included in the Collateral, such Permitted Liens are equal and ratable with the Liens securing the Obligations.

                  (b) When the Guarantee and Collateral Agreement (or any short form thereof mutually agreed upon by the Borrower and the Administrative Agent for purposes of such filing) is filed in the United States Patent and Trademark Office and the United States Copyright Office and steps are taken under applicable foreign law to the extent of Intellectual Property created under such law, and, with respect to Intellectual Property in which a security interest cannot be perfected solely by such filings, upon the filing of the financing statements referred to in Section 3.20(a) above, the security interest granted pursuant to the Guarantee and Collateral Agreement shall constitute a perfected Lien on, and security interest in, all right, title and interest of the grantors

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                                                                              60

thereunder in the Intellectual Property included in the Collateral (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office and steps taken under applicable foreign law with respect to Intellectual Property included in the Collateral created under such law may be necessary to perfect a lien on registered trademarks, trademark applications, patents, patent applications and registered copyrights and copyright applications acquired by the grantors after the date hereof), in each case subject to no Liens other than Permitted Liens; provided that, in the case of any Permitted Junior Liens on any Intellectual Property included in the Collateral, the Liens securing the Obligations take priority over such Permitted Junior Liens and, in the case of Liens permitted under clause (n) of the definition of "Permitted Encumbrances" hereunder on any Intellectual Property included in the Collateral, such Permitted Liens are equal and ratable with the Liens securing the Obligations.

                  SECTION 3.21 Copyrights, Trademarks, etc. The Borrower and the Subsidiaries own, or are licensed to use, all copyrights, trademarks, trade names, patents, technology, know-how and processes, service marks and rights with respect to the foregoing that are (a) used in or necessary for the conduct of their respective businesses as currently conducted and (b) material to the business, assets, liabilities, financial condition, results of operations, properties or business prospects of the Borrower and the Subsidiaries on a consolidated basis, taken as a whole. To the knowledge of the Borrower the use of such copyrights, trademarks, trade names, patents, technology, know-how and processes, service marks and rights with respect to the foregoing by the Borrower and the Subsidiaries do not infringe on the rights of any Person, in any respect that could reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.22 Preferred Stock. As of the date hereof, there is no preferred stock of the Borrower or any Subsidiary issued and outstanding except as set forth in the definition of "Existing Preferred Stock" hereunder.

                  SECTION 3.23 Senior Debt. The Obligations constitute "Senior Indebtedness" under the terms of the Existing Subordinated Notes, "First Lien Obligations" under the terms of the New Senior Secured Notes and "Senior Lender Claims" under the terms of the Intercreditor Agreement.

                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01 Effective Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include

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                                                                              61

telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion or opinions (addressed to the Administrative Agent and the Lenders and dated the date hereof) of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Borrower, substantially in the form of Exhibit B-1, (ii) Moss & Barnett, counsel for the Borrower, substantially in the form of Exhibit B-2, (iii) Elizabeth L. Kohler, Esq., substantially in the form of Exhibit B-3 and (iv) Lukas, Nace, Gutierrez & Sachs, Chartered, special FCC counsel for the Borrower, substantially in the form of Exhibit B-4. The Borrower hereby requests such counsel to deliver such opinions.

                  (c) The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary (which certificate shall be certified by another officer of the applicable Loan Party as to the signature of the Secretary or Assistant Secretary) of the Borrower and each Guarantor dated the date hereof and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation, operating agreement or partnership agreement and by-laws of such Loan Party as in effect on the date hereof and at all times since the date on which the resolutions described in clause (B) below were duly adopted, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body), members or partners of the Borrower and each Guarantor authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the date hereof, and (C) to the extent legally available, certificates of good standing for the Borrower and each Guarantor from the jurisdiction of such party's jurisdiction of organization and from each jurisdiction in which each such Loan Party is qualified to do business and (D) as to the incumbency and specimen signature of each officer or partner of the Borrower and any Guarantor executing any Loan Document on behalf of such Loan Party.

                  (d) The Administrative Agent shall have received a certificate, dated the date hereof and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced on or prior to the day before the date hereof, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

                  (f) The Guarantee and Collateral Agreement shall have been duly executed by the Borrower and each Guarantor, shall have been delivered to the Administrative Agent and shall be in full force and effect, and all certificates representing equity interests in the Subsidiaries and promissory notes, if any, evidencing intercompany Indebtedness, which equity interests and Indebtedness have been pledged under the

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                                                                              62

Guarantee and Collateral Agreement, shall be in the actual possession of the Administrative Agent, accompanied by undated stock powers or other instruments of transfer, endorsed in blank, with respect to such certificates and such promissory notes, if any.

                  (g) All documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect (to the extent such Liens can be perfected by filing under the Uniform Commercial Code or in the United States Patent and Trademark Office and the United States Copyright Office) the Liens intended to be created under the Guarantee and Collateral Agreement shall have been delivered to the Administrative Agent.

                  (h) The Administrative Agent shall have received completed results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Borrower and the Subsidiaries in each relevant jurisdiction and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been released or arrangements reasonably satisfactory to the Administrative Agent for such release have been made.

                  (i) The Administrative Agent shall have received evidence reasonably satisfactory to it that the insurance required by Section 5.07 is in effect.

                  (j) The Administrative Agent shall have received from the Borrower copies, certified and true and complete, of all Wireless Alliance Agreements, the New Indenture and all guaranties and security agreements in respect of the New Senior Secured Notes.

                  (k) The Borrower shall have received at least $510,000,000 in gross cash proceeds from the issuance of the New Senior Secured Notes.

                  (l) The Intercreditor Agreement shall have been executed by the Borrower, each Guarantor, the Administrative Agent and the trustee under the New Senior Secured Notes, shall have been delivered to the Administrative Agent and shall be in full force and effect.

                  (m) As of the date hereof, no Default or Event of Default has occurred and is continuing.

                  (n) All principal of loans and interest, fees and other obligations thereon due and payable under the Third Amended and Restated Credit Agreement (the "Existing Credit Agreement"), dated as of June 29, 2000 (as amended, supplemented or otherwise modified), among the Borrower, the lenders party thereto and Toronto Dominion (Texas), Inc., as administrative agent, shall have been repaid and the Existing Credit Agreement shall have been terminated. All amounts owing to any counterparty to each Hedging Agreement that is secured by a Lien under the Existing Credit Agreement shall have been paid and each such Hedging Agreement shall have been terminated. All Liens securing obligations under the Existing Credit Agreement shall have been terminated and released or arrangements reasonably satisfactory to the Administrative Agent for such termination and release shall have been made.

                  (o) All consents and approvals required or, in the reasonable discretion of the Administrative Agent, advisable to be obtained from any Governmental Authority or other Person in connection with the Transactions shall have been obtained and be in full force and effect and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions.

                  (p) The Administrative Agent shall have received from the Borrower a certificate dated as of the date hereof and duly executed by a Responsible Officer of the Borrower certifying that attached thereto is (x) the annual budget of the Borrower and its Subsidiaries on a consolidated basis for the fiscal year ending December 31, 2004 with quarterly projections through the quarter ending December 31, 2004 (including a balance sheet, income statement and cash flow statement for each such quarter), and (y) a seven-year business plan of the Borrower and its Subsidiaries on a consolidated basis (including a balance sheet, income statement and cash flow statement and Financial Covenant compliance for each such year up to and including the Maturity Date).

                  (q) There shall not have occurred or become known to the Lenders any event, development or circumstance since December 31, 2003 that has caused or could reasonably be expected to cause a Material Adverse Effect.

                  (r) The agreement terminating and releasing all security interests of EAB Leasing Corp. or its divisions other than those security interests listed on Schedule 6.02 as continuing shall have been executed by EAB Leasing Corp., the Borrower, the Administrative Agent and the trustee under the New Senior Secured Notes, shall have been delivered to the Administrative Agent and shall be in full force and effect.

                  Upon the satisfaction or waiver of each of the conditions set forth in this Section 4.01, the Administrative Agent shall notify the Borrower and the Lenders in writing that this Agreement has become effective.

                  SECTION 4.02 New Extensions of Revolver Credit. The obligation of each Lender or the Issuing Bank to make any New Extension of Revolver Credit is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such New Extension of Revolver Credit, except with respect to representations and warranties expressly made only as of an earlier date, which shall be true in all material respects as of such earlier date.

                  (b) At the time of and immediately after giving effect to such New Extension of Revolver Credit, no Default or Event of Default shall have occurred and be continuing.

                  (c) At the time of and immediately after giving effect to such New Extension of Revolver Credit, the Borrower shall be in Pro Forma Compliance and shall have delivered to the Administrative Agent a certificate of a Financial Officer setting forth reasonably detailed calculations demonstrating such Pro Forma Compliance.

                  (d) At the time of and immediately after giving effect to such New Extension of Revolver Credit, the Obligations constitute "First Lien Obligations" under the terms of the New Senior Secured Notes and "Senior Lender Claims" under the terms of the Intercreditor Agreement.

Each New Extension of Revolver Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b), (c) and (d) of this Section 4.02.

                                    ARTICLE V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit have been Fully Satisfied, the Borrower covenants and agrees with each of the Lenders, the Swing Line Lender and the Issuing Bank that:

                  SECTION 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent (and the Administrative Agent shall furnish copies thereof to each Lender):

                  (a) Promptly after filing with the Securities and Exchange Commission, but in no case later than 120 days after the end of each fiscal year, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether, to his knowledge after due inquiry, a Default or Event of Default has occurred and, if a Default or Event of Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) if the Financial Covenants were applicable during any period covered by such financial statements, setting forth reasonably detailed calculations of, and certifying that such calculations demonstrate compliance with, the Financial Covenants and (iii) if the preceding clause (ii) is not applicable, setting forth reasonably detailed calculations of the ratios set forth in the Financial Covenants as if the Financial Covenants had been applicable and certifying that such calculations are correct.

                  (d) concurrently with any delivery of financial statements under clause (a) above, to the extent available, pursuant to the policies and procedures of the accounting firm that reported on such financial statements at a reasonable cost, a certificate of such accounting firm stating that such accounting firm has audited, in accordance with GAAP, such financial statements and that in connection with such audit nothing came to their attention that caused them to believe that the Borrower had failed to comply with the terms, covenants, provisions or conditions of Articles VI and VII of this Agreement insofar as they relate to financial and accounting matters (which certificate may be limited to the extent required by accounting rules or guidelines).

                  (e) no more than 45 days after the commencement of each fiscal year, a detailed consolidated budget for such fiscal year, broken down by fiscal quarters and providing a projected consolidated balance sheet and related statements of income and cash flows for each such fiscal quarter;

                  (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed or furnished by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be, unless, in each case, such items are publicly available electronically;

                  (g) concurrently with any delivery of financial statements under clause (a) or (b) above, a balance sheet and related statements of operations, stockholders' equity and cash flows prepared in accordance with GAAP for each License-Only Subsidiary (on a stand-alone basis for each License-Only Subsidiary as if it were not affiliated with the Borrower or any Affiliate of the Borrower), in each case for the applicable period (which may be unaudited but which shall be certified by a Financial

Officer) if such financial statements have been prepared by or for the Borrower; provided, however, that this Section 5.01(g) shall not obligate the Borrower to prepare, or have prepared, such financial statements; and

                  (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.

                  SECTION 5.02 Notices of Material Events. Upon a Responsible Officer having knowledge of the following, the Borrower will furnish to the Administrative Agent (and the Administrative Agent shall furnish to each Lender) prompt written notice of the following:

                  (a) the occurrence of any Default or Event of Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03 Information Regarding Collateral.

                  The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's legal name, (ii) in the location of any Loan Party's jurisdiction of incorporation or organization,
(iii) in any Loan Party's form of organization or (iv) in any Loan Party's Federal Taxpayer Identification Number or other identification number assigned by such Loan Party's jurisdiction of incorporation or formation. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral in which a security interest can be perfected by filing under the Uniform Commercial Code or in the United States Patent and Trademark Office or United States Copyright Office.

                  SECTION 5.04 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names the loss of which could reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.

                  SECTION 5.05 Payment of Obligations. The Borrower will, and will cause each of the Subsidiaries to, pay its material obligations, including material Tax liabilities, before the same shall become delinquent or in default, which obligations, if unpaid, could reasonably be expected to (i) have a Material Adverse Effect or (ii) become or create a Lien on any of its assets except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.06 Maintenance of Properties. The Borrower will, and will cause each of the Subsidiaries to, maintain (i) all property necessary to the conduct of its business in good working order and condition (except for ordinary wear and tear) with such exceptions as would not reasonably be expected to have a Material Adverse Effect and (ii) its accounting, software and billing systems and controls at a level reasonably required in connection with the Borrower's business.

                  SECTION 5.07 Insurance. The Borrower will, and will cause each of the Subsidiaries to do each of the following:

                  (a) maintain, with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against by companies engaged in the same or a similar business in the same or similar locations, and furnish to the Administrative Agent, upon written request, certification as to the insurance carried;

                  (b) cause all such insurance covering any Collateral to be endorsed or otherwise amended to include a customary lender's loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent;

                  (c) cause each such policy to provide that it shall not be canceled or not renewed (i) by reason of nonpayment of premium upon not less than ten days' prior written notice thereof by the insurer to the Administrative Agent or (ii) for any reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent; and

                  (d) deliver to the Administrative Agent, promptly after the end of the then-current term or any earlier cancellation, or nonrenewal of any such policy of insurance, evidence of renewal or replacement of such policy together with evidence reasonably satisfactory to the Administrative Agent of payment of the premium therefor.

                  SECTION 5.08 Casualty and Condemnation. The Borrower will furnish to the Administrative Agent prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding.

                  SECTION 5.09 Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which entries which are accurate and complete in all material respects are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and, in the presence of an officer of the Borrower, independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.

                  SECTION 5.10 Compliance with Laws and Contractual Obligations. The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and with all of its material Contractual Obligations (including obligations under any License), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.11 Use of Proceeds. The proceeds of the Loans will be used for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

                  SECTION 5.12 Real Estate. The Borrower will, and will cause the Subsidiaries to, grant a mortgage or deed of trust, as applicable, to the Administrative Agent securing the Obligations in form and substance reasonably satisfactory to the Administrative Agent covering any single parcel of owned real estate or contiguous parcels of owned real estate acquired after the date hereof having a Fair Market Value which exceeds $5,000,000. For the purpose of determining the amount of any mortgage registration tax or similar tax or fee payable in connection with recording any mortgage to be delivered hereunder or under any other Loan Document, the amount of the debt secured by the mortgage or deed of trust, as applicable, shall be no greater than 115% of the Fair Market Value of the real property subject to the mortgage. The Borrower will, and will cause the Subsidiaries to, deliver to the Administrative Agent all documentation, including, without limitation, opinions of counsel and policies of title insurance, which the Administrative Agent may reasonably request in connection with each such grant, including phase I environmental reports if reasonably requested by the Required Lenders.

                  SECTION 5.13 Deposit and Securities Accounts. The Borrower will, and will cause the Subsidiaries to, provide control agreements for deposit and securities accounts to the extent required by the Guarantee and Collateral Agreement.

                  SECTION 5.14 Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the date hereof, the Borrower will notify the Administrative Agent and the Lenders thereof and (a) the Borrower will cause such Subsidiary to become a Guarantor and become a party to the Guarantee and Collateral Agreement as contemplated thereunder, within 30 Business Days after such Subsidiary is formed or acquired and promptly take such actions to perfect Liens on such Subsidiary's assets to secure the Obligations, and deliver to the Administrative Agent such opinions of counsel in connection with the actions required under this Section 5.14, in each case as the Administrative Agent shall reasonably request and consistent with the terms of the Guarantee and Collateral Agreement and (b) if any shares of capital stock or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, the Borrower will cause such shares and promissory notes, if any, evidencing such Indebtedness to be pledged pursuant to the Guarantee and Collateral Agreement within 30 Business Days after such Subsidiary is formed or acquired. Notwithstanding the foregoing or any other provision of any Loan Document, the Capital Stock issued by Wireless Alliance shall not be pledged to, or be subject to any Lien in favor of, the Administrative Agent, any Lender or any other Secured Party.

                  SECTION 5.15 Further Assurances.

                  The Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which the Administrative Agent may reasonably request, to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the reasonable expense of the Loan Parties, in each case, with respect to the Collateral, and in each case in a manner consistent with the terms of the applicable Security Document. Without limiting the generality of the foregoing, the Borrower will not, and will not permit any Loan Party to, create a Permitted Junior Lien on any assets or property that are (or are required to be) included in the Collateral unless Liens securing the Obligations on such assets or property take priority over such Permitted Junior Liens.

                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts then payable hereunder have been paid in full and all Letters of Credit have been Fully Satisfied, the Borrower covenants and agrees with the Lenders, the Issuing Bank and the Swing Line Lender that:

                  SECTION 6.01 Indebtedness; Certain Equity Securities.

                  (a) The Borrower will not, and will not permit any Subsidiary to, Incur or permit to exist any Indebtedness, except:

                           (i) Indebtedness created under the Loan Documents;

                           (ii) (A) the New Senior Secured Notes in an aggregate principal amount not to exceed $510,000,000, (B) Guarantees of the New Senior Secured Notes by the Guarantors and (C) Refinancing Indebtedness in respect of the New Senior Secured Notes;

                           (iii) the Existing Subordinated Notes, Existing Other Indebtedness and Existing Senior Unsecured Notes and Refinancing Indebtedness in respect of any of the foregoing;

                           (iv) (A) Qualifying Subordinated Indebtedness (other than subordinated Indebtedness permitted by clause (iii) hereof) so long as, both at the time of and immediately after giving effect to any Incurrence of such Qualifying Subordinated Indebtedness, (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) in the case of Material Qualifying Indebtedness, the Borrower shall be in Pro Forma Compliance and shall have delivered to the Administrative Agent a certificate of a Financial Officer setting forth reasonably detailed calculations demonstrating such Pro Forma Compliance, and (B) Refinancing Indebtedness in respect of such Qualifying Subordinated Indebtedness;

                           (v) (A) Qualifying Senior Indebtedness (other than Indebtedness permitted by clause (ii) or (iii) hereof) so long as, both at the time of and immediately after giving effect to any Incurrence of such Qualifying Senior Indebtedness, (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) in the case of Material Qualifying Indebtedness, the Borrower shall be in Pro Forma Compliance and shall have delivered to the Administrative Agent a certificate of a Financial Officer setting forth reasonably detailed calculations demonstrating such Pro Forma Compliance, and (B) Refinancing Indebtedness in respect of such Qualifying Senior Indebtedness; provided that the aggregate principal amount of all Indebtedness permitted by this

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                                                                              71

         clause (v) (including the full face amount of any such Indebtedness that was issued at a discount) shall not exceed $200,000,000 at any time outstanding;

                           (vi) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary ("Intercompany Debt"); provided that all rights of any Loan Party under such Intercompany Debt (and any Liens securing such Intercompany Debt) shall constitute Collateral;

                           (vii) (A) Capital Lease Obligations (in addition to those otherwise permitted by this Section) of the Borrower or any Subsidiary and (B) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any property, plant or equipment, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that Indebtedness under clause (B) is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, and Refinancing Indebtedness in respect of such Indebtedness; provided that the aggregate principal amount of all Capital Lease Obligations and other Indebtedness permitted by this clause (vii) shall not exceed $50,000,000 at any time outstanding;

                           (viii) Capital Lease Obligations in respect of Sale and Leaseback Transactions permitted pursuant to Section 6.03;

                           (ix) Indebtedness in respect of Hedging Agreements permitted pursuant to Section 6.07;

                           (x) Indebtedness of a Person existing at the time such Person became a Subsidiary of the Borrower, but only to the extent that such Indebtedness was not created or incurred in contemplation of or in connection with such Person becoming a Subsidiary of the Borrower;

                           (xi) Indebtedness of the Borrower or any of the Subsidiaries in respect of performance, bid, surety, appeal or similar bonds or completion or performance guarantees provided in the ordinary course of business;

                           (xii) Indebtedness of the Borrower or any of the Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Borrower or any Subsidiary pursuant to such agreements, in any case incurred or arising in connection with, or related to, the disposition of any business, assets or Subsidiary permitted by Section 6.06 (other than guarantees of, or similar obligations under, Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Borrower or such Subsidiary in connection with such disposition;

                           (xiii) Indebtedness of the Borrower or any of the Subsidiaries owed to, including obligations in respect of letters of credit for the benefit of, any Person in connection with workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to the Borrower or any Subsidiary, in each case incurred in the ordinary course of business;

                           (xiv) Indebtedness of the Borrower or any Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

                           (xv) Indebtedness with respect to Guarantees permitted under Section 6.05;

                           (xvi) Indebtedness of the Borrower or any of the Subsidiaries that is not otherwise permitted by any other clause of this Section, which does not exceed $25,000,000 at any time outstanding;

                           (xvii) Indebtedness of Alexandria Indemnity to the extent such Indebtedness is required by applicable law, rule or regulation, including any Indebtedness of Alexandria Indemnity Incurred to fund any reserve required by any such applicable law, rule or regulation, and Guarantees by a Loan Party of any such Indebtedness; provided that the aggregate principal amount of all Indebtedness permitted by this clause (xvii) shall not exceed $5,000,000 at any time outstanding; and

                           (xviii) Indebtedness consisting of amounts owed by the Borrower and the Subsidiaries to Alexandria Indemnity and/or any third party administrator in respect of premiums for handset insurance purchased by customers in the ordinary course of business.

                  (b) The Borrower will not, and will not permit any Subsidiary to issue or permit to exist any preferred stock, or any option, warrant or other right to acquire any preferred stock, other than Existing Preferred Stock and Permitted Preferred Stock.

                  (c) The Borrower will not, and will not permit any Subsidiary to be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of Capital Stock of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of Capital Stock, except pursuant to the terms of the Existing Preferred Stock or any Permitted Preferred Stock to the extent such terms are otherwise permitted hereunder.

                  (d) The Borrower will not, and will not permit any Subsidiary to, create or permit to exist any purchase option, call or similar right of a third party with respect to any Capital Stock or other securities owned by the Borrower or any Subsidiary, other than any rights of the issuer of such Capital Stock or other securities included in the terms thereof.

                  SECTION 6.02 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

                           (i) Liens created under the Loan Documents;

                           (ii) Permitted Encumbrances;

                           (iii) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in
         Schedule 6.02; provided that (A) such Lien shall not apply to any property or asset other than as described in Schedule 6.02 and (B) such Lien shall secure only those obligations which are described for such Lien in Schedule 6.02;

                           (iv) any Lien (x) existing on any property or asset prior to the acquisition thereof after the date hereof by the Borrower or any Subsidiary or (y) existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

                           (v) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (A) such Liens secure Indebtedness permitted by Section 6.01(a)(vii)(B), (B) such Liens and the Indebtedness secured thereby (other than Refinancing Indebtedness in respect of such Indebtedness and Liens securing such Refinancing Indebtedness) are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

                           (vi) Liens on assets leased to the Borrower or any Subsidiary pursuant to leases or subleases of property, including, without limitation, capital leases giving rise to Capital Lease Obligations permitted by Section 6.01(a); provided that such Liens (other than Permitted Encumbrances) shall not apply to any other property or assets of the Borrower or any Subsidiary;

                           (vii) Liens securing the New Senior Secured Notes in an aggregate principal face amount not to exceed $510,000,000 and the Guarantees thereof permitted by Section 6.01(a); provided that no property or asset of the Borrower or any Subsidiary shall be subject to such Liens unless such property or asset is subject to Liens on the Collateral securing the Obligations which Liens are subject to the terms of, and having the priority contemplated by, the Intercreditor Agreement;

                           (viii) statutory first Liens on the CoBank Shares to secure all obligations of the Borrower to CoBank, ACB;

                           (ix) Liens securing (A) any Refinancing Indebtedness permitted by Section 6.01(a) to the extent that such Liens are permitted by clause (vi) of the definition of "Refinancing Indebtedness" in Section 1.01 and (B) any obligation (other than Refinancing Indebtedness) that replaces, renews or extends any obligation described on Schedule 6.02 (the "Replaced Obligation") provided that such Lien does not apply to any property or asset other than the property or assets that secured the Replaced Obligation (or replacements thereof to the extent that such replacements would have secured such Replaced Obligation by the terms of the documentation thereof);

                           (x) Liens cash-collateralizing any Letter of Credit, any letter of credit for which any Loan Party is the account party to the extent permitted under Section 6.01(a) or any Existing Letters of Credit in a manner reasonably satisfactory to the Administrative Agent;

                           (xi) any other Liens in respect of any permitted Indebtedness (other than Indebtedness permitted by clauses (ii), (iii),
         (iv) or (v) of Section 6.01(a)), which Indebtedness does not exceed $10,000,000 in the aggregate at any time outstanding;

                           (xii) any Liens securing Indebtedness permitted by
         Section 6.01(a)(vi);

                           (xiii) any Liens on assets of Alexandria Indemnity securing Indebtedness of Alexandria Indemnity permitted by Section 6.01(a)(xvii); and

                           (xiv) Liens in favor of the Vermont insurance regulatory authority on the Alexandria Regulatory Reserve Account.

                  SECTION 6.03 Sale and Lease-Back Transactions. The Borrower will not, nor will it permit any Subsidiary to, enter into or be a party to any Sale and Leaseback Transaction other than in respect of the sale of fixed or capital assets for gross proceeds not to exceed an aggregate of $50,000,000 during the period from the date hereof through the Maturity Date; provided that
(i) any such Sale and Leaseback Transaction is for Fair Market Value, (ii) at least 75% of the value of the consideration received by the seller for such Sale and Leaseback Transaction consists of either (A) cash or Permitted Cash Equivalents or (B) the assumption by the purchaser in such Sale and Leaseback Transaction of Pari Passu Indebtedness and the corresponding release of the obligations of the Borrower and the Subsidiaries thereunder, (iii) the Net Cash Proceeds from such Sale and Leaseback Transaction are applied to a Permitted Use, (iv) the non-cash proceeds from such Sale and Leaseback Transaction are pledged as Collateral to the extent required by Section 5.15(b), (v) Section
6.13 and the proviso at the end of Section 6.06 are complied with to the extent applicable and (vi) no Default or Event of Default is in existence at the time of such Sale and Leaseback Transaction or would be caused thereby.

                  SECTION 6.04 Fundamental Changes.

                  (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (i) any Subsidiary may merge, liquidate or dissolve into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any other Subsidiary; and (iii) any Investment permitted under Section 6.05 may be effected by a merger in which the Borrower (or, in a merger in which the Borrower is not a party, a Subsidiary of the Borrower) is the surviving entity; provided that if any such transaction involves the merger of a Guarantor into a Subsidiary that is not a Guarantor, the surviving entity in such merger shall become a Guarantor upon consummation of such merger.

                  (b) The Borrower will not, and will not permit any of the Subsidiaries or Excluded Subsidiaries to, engage in any business other than the Telecommunications Business and any business reasonably related thereto.

                  SECTION 6.05 Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that is not permitted by Section 6.04) any Capital Stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, make any Guarantee incurred for the benefit of, or make or permit to exist any other investment in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (each an "Investment"), except:

                  (a) Permitted Cash Equivalents;

                  (b) Investments existing on the date hereof and set forth in
Schedule 6.05;

                  (c) Investments by the Borrower and the Subsidiaries in the Capital Stock of and capital contributions to any Subsidiary; provided that any such shares of Capital Stock held by a Loan Party shall be pledged pursuant to the Security Documents;

                  (d) loans or advances constituting Intercompany Debt permitted by Section 6.01(a)(vi);

                  (e) Guarantees constituting Indebtedness to the extent such Guarantees are expressly permitted by Section 6.01;

                  (f) Investments received in connection with the bankruptcy or reorganization of, satisfaction of judgments with respect to, compromises of obligations incurred by, or settlement of delinquent accounts and disputes with, customers, trade creditors and suppliers, in each case in the ordinary course of business;

                  (g) loans or advances made to employees, officers and directors in an aggregate amount not to exceed $1,000,000 at any time outstanding;

                  (h) Investments in Persons engaged in the Telecommunications Business or any business reasonably related thereto by the Borrower or any Subsidiary so long as (i) the consideration paid in connection with all such Investments (x) consists solely of cash and/or Qualified Capital Stock and (y) has an aggregate value that does not exceed the Acquisition Basket; (ii) no Default or Event of Default has occurred and is continuing at the time of such Investment or would result therefrom; (iii) Sections 5.14 and 6.13 are complied with; (iv) after giving effect to such Investment any entity so invested in shall be a Subsidiary whose assets consist primarily of a System or the right to construct a System (including, without limitation, associated construction costs) which is primarily within the same geographic area as or contiguous to a System then owned by the Borrower or any Subsidiary; and (v) in the case of a Material Acquisition, the Borrower shall be in Pro Forma Compliance after giving effect thereto and shall have delivered to the Administrative Agent a certificate of a Financial Officer setting forth reasonably detailed calculations demonstrating such Pro Forma Compliance;

                  (i) during such time as CoBank, ACB shall be a Lender, the purchase by the Borrower of such non-voting equity interests in CoBank, ACB represented by participation certificates of CoBank, ACB as CoBank, ACB may from time to time require in accordance with its bylaws and "Loan Based Capital Plan;"

                  (j) prepaid expenses and lease, utility and workers' compensation performance and other similar deposits;

                  (k) Investments received in connection with the creation and collection of receivables in the ordinary course of business, and Investments in accounts and notes receivable acquired in the ordinary course of business, in each case on customary trade terms;

                  (l) Investments permitted to be received as consideration in any disposition of assets made pursuant to Section 6.06;

                  (m) Investments in Wireless Alliance consisting of (i) an aggregate of $65,000,000 invested in member interests and secured loans pursuant to the Wireless Alliance Agreements held on the date hereof and (ii) additional secured loans pursuant to the revolving credit agreement included in the Wireless Alliance Agreements in an aggregate amount which, together with the Investments referred to in clause
(i), do not exceed $100,000,000 at any time outstanding; provided that all such secured loans are included in the Collateral; provided further that no Default or Event of Default is in existence at the time any such loan is made pursuant to clause (ii) or would be caused thereby;

                  (n) Investments arising from Hedging Agreements permitted by
Section 6.01(a);

                  (o) Investments that are deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of or in connection with the acquisition of such Person; provided, however, that with respect to such Investments Sections 5.14 and 5.15 are complied with;

                  (p) advances, deposits and prepayments for asset purchases in the ordinary course of business;

                  (q) in addition to Investments otherwise expressly permitted by this Section 6.05, so long as no Default or Event of Default then exists or would be caused thereby and Sections 5.14 and 6.13 are complied with and, in the case of a Material Acquisition, the Borrower shall be in Pro Forma Compliance after giving effect thereto (and shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth reasonably detailed calculations demonstrating such Pro Forma Compliance), (i) Investments by the Borrower or any Subsidiary in Systems, or the right to construct a System (including, without limitation, associated construction costs), which is primarily within the same geographic area as or contiguous to a System then owned by the Borrower or any Subsidiary in an aggregate amount not to exceed $50,000,000 from the date hereof through the Maturity Date, and (ii) Investments in ownership interests in any Person operating a System solely in exchange for Qualified Capital Stock; provided that if such Person does not thereby become a Subsidiary, no such acquired ownership interest shall subject the Borrower or any Subsidiary to any obligation to fund additional capital or otherwise make any Investment (in cash or otherwise) in such Person that would not otherwise be permitted by this Section 6.05;

                  (r) Guarantees by a Loan Party of (i) the Indebtedness of another Loan Party permitted by clauses (vii), (viii), (ix), (xi), (xii),
(xiii), (xiv) or (xvi) of Section 6.01(a) or (ii) other obligations of a Loan Party that do not constitute Indebtedness and are otherwise permitted hereunder;

                  (s) purchases or acquisitions of Licenses in the ordinary course of business so long as Sections 5.15(b) and 6.13 are complied with;

                  (t) equity Investments by the Borrower or any Subsidiary in, or loans or advances constituting Intercompany Debt permitted by Section 6.01(a)(vi) to, Alexandria Indemnity to the extent such Investments, loans or advances are required by applicable law, rule or regulation, including any such Investment, loan or advance to fund any reserves required by any such applicable law, rule or regulation;

                  (u) Investments by the Borrower and any Subsidiary (i) in the Capital Stock of Cellular 2000 existing on the date hereof and (ii) comprised of payables to the Borrower and the Subsidiaries (A) owed by the Excluded Subsidiaries in respect of each Excluded Subsidiary's allocable share of corporate overhead and related items, (B) owed by Alexandria Indemnity in respect of the tax sharing agreement between Alexandria Indemnity and the Borrower and (C) owed by Alexandria Indemnity in respect of handset insurance losses paid or owed to customers; and

                  (v) demand deposit accounts maintained in the ordinary course of business, in a manner consistent with past practices and in amounts in any one location that are not material to the Borrower and its Subsidiaries taken as a whole, with any office of any retail or local commercial bank or other financial institution organized under the laws of the United States or any State thereof selected in the reasonable judgment of the Borrower.

                  SECTION 6.06 Asset Sales. The Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease, license or otherwise dispose of any asset, including any Capital Stock of any Subsidiary, nor will the Borrower permit any Subsidiary to issue any Capital Stock in such Subsidiary, except in the case of the Borrower and the Subsidiaries:

                  (a) sales or other dispositions of inventory or used, obsolete, worn-out or surplus equipment in the ordinary course of business; provided that in the case of equipment only, (i) any such sale or disposition of assets is for Fair Market Value and (ii) at least 75% of the value of the consideration consists of either (A) cash or Permitted Cash Equivalents or (B) the assumption by the buyer in such sale or disposition of assets of Pari Passu Indebtedness and the corresponding release of the obligations of the Borrower or and its Subsidiaries thereunder;

                  (b) sales, transfers, leases, licenses, issuances and dispositions to the Borrower or any Subsidiary; provided that any Subsidiary that is not a Wholly Owned Subsidiary may issue additional shares of its common stock to its owners and/or shareholders on a pro rata basis;

                  (c) sales, transfers and dispositions of assets on or after the date hereof that are not permitted by any other clause of this Section for aggregate consideration not to exceed $50,000,000 in an aggregate amount during the period from the date hereof through the Maturity Date; provided that (i) any such sale, transfer or disposition of assets is for Fair Market Value; (ii) at least 75% of the value of the consideration received by the transferor in such sale, transfer or other disposition consists of either (A) cash or Permitted Cash Equivalents or (B) the assumption by the transferee in such sale, transfer or disposition of assets of Pari Passu Indebtedness and the corresponding release of the obligations of the Borrower and the Subsidiaries thereunder;
(iii) the Net Cash Proceeds from such sale, transfer or disposition of assets are applied to a Permitted Use; (iv) the non-cash proceeds from such sale, transfer or disposition of assets are pledged as Collateral to the extent required by Section 5.15(b), (v) Section 6.13 and the proviso at the end of Section 6.06 are complied with to the extent applicable; and (vi) no Default or Event of Default is in existence at the time of any such sale, transfer or disposition of assets or would be caused thereby;

                  (d) Sale and Leaseback Transactions as permitted pursuant to
Section 6.03;

                  (e) the Borrower and the Subsidiaries may make on or after the date hereof exchanges of assets for either assets or equity interests in Wireless Communications Businesses; provided that (i) the consideration received by the Borrower and its Subsidiaries in any such exchange have a Fair Market Value equal to the assets so exchanged; (ii) the aggregate Fair Market Value of all such exchanges does not exceed $100,000,000 during any calendar year or $200,000,000 in an aggregate amount during the period from the date hereof through the Maturity Date; (iii) no more than 25% of the value of the consideration received by the Borrower and its Subsidiaries in any such exchange consists of cash or Permitted Cash Equivalents; (iv) no equity interest shall be received by the Borrower and its Subsidiaries as consideration in such exchange unless the entity issuing such interest shall become a Wholly Owned Subsidiary of the Borrower or such Subsidiary and Section 5.14 is complied with; (v) all other consideration received by the Borrower and its Subsidiaries in such exchange shall consist of Licenses or other operating assets used in, or the assets of a business unit operating in, the Wireless Communications Business;
(vi) the Net Cash Proceeds from such exchange are applied to a Permitted Use;
(vii) the non-cash proceeds from such exchange are pledged as Collateral to the extent required by Section 5.15(b); (viii) Section 6.13 and the proviso at the end of Section 6.06 are complied with to the extent applicable; and (ix) no Default or Event of Default is in existence at the time of any such exchange or would be caused thereby;

                  (f) the sale or other disposition of Permitted Cash Equivalents for cash or other Permitted Cash Equivalents;

                  (g) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

                  (h) the lease, sublease or licensing of any property in the ordinary course of business;

                  (i) a Restricted Payment that is not prohibited by Section
6.08;

                  (j) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

                  (k) the granting of Liens not prohibited by this Agreement;

                  (l) the abandonment of paging Licenses and LMDS Licenses owned as of the date hereof that are not material to the Borrower and the Subsidiaries, taken as a whole;

                  (m) a transaction, or series of related transactions, made on or after the date hereof that is a sale, transfer or disposition of assets and/or an exchange of assets for either assets or equity interests in Wireless Communications Businesses for aggregate consideration not to exceed $100,000,000 in an aggregate amount; provided that (i) any such transaction that is a sale, transfer or disposition shall be subject to all of the clauses contained in the proviso to Section 6.06(c) and (ii) any such transaction that is an exchange shall be subject to all of the clauses contained in the proviso to Section 6.06(e) (other than clause (ii) thereof); and

                  (n) abandonment of intellectual property assets in the ordinary course of business that are not material to the Borrower and Subsidiaries, taken as a whole;

provided that under no circumstance (other than pursuant to Section 6.06(b)) shall any sale, transfer or disposition of assets or issuance of Capital Stock otherwise permitted under this Section 6.06 (or the receipt of any non-cash consideration in connection therewith) result in (A) the disposition of less than the entire interest of the Borrower and the Subsidiaries in any entity so sold, transferred or disposed of, (B) the acquisition of any equity interests in an entity that does not thereby become a Wholly Owned Subsidiary except to the extent expressly permitted by Section 6.05(h) or (q), or (C) a Material Disposition or Material Acquisition unless, in the case of this clause (C), the Borrower shall be in Pro Forma Compliance after giving effect thereto and shall have delivered to the Administrative Agent a certificate of a Financial Officer setting forth reasonably detailed calculations demonstrating such Pro Forma Compliance.

                  SECTION 6.07 Hedging Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business, to hedge or mitigate reasonably anticipated risks to which the Borrower or such Subsidiary may be exposed in the conduct of its business or the management of its liabilities.

                  SECTION 6.08 Restricted Payments. The Borrower will not, nor will it permit any Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, except:

                           (i) the Borrower may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its Qualified Capital Stock; provided that in addition the Borrower may make payment in kind dividends with respect to the Existing Preferred Stock to the extent provided in the definition thereof;

                           (ii) the Subsidiaries may make Restricted Payments to any Subsidiary or the Borrower;

                           (iii) if no Default or Event of Default has occurred and is continuing on the date such Restricted Payment is made (or, in the case of any dividend, on the date of declaration so long as such dividend is paid within 60 days thereafter) or would result therefrom, the Borrower may make (x) Restricted Payments out of the substantially concurrent receipt of any Equity Proceeds that have not been used for Investments permitted under Section 6.05(h), (y) redemptions or repurchases of or payments of dividends on any Existing Preferred Stock or Permitted Preferred Stock out of the net cash proceeds of the substantially concurrent sale of any Qualifying Subordinated Indebtedness permitted pursuant to Section 6.01(a)(iv), or redemptions or repurchases of any Existing Preferred Stock or Permitted Preferred Stock in exchange for (A) any Qualifying Subordinated Indebtedness permitted pursuant to Section 6.01(a)(iv) or (B) any Qualified Capital Stock or (z) redemptions or purchases of any Qualifying Subordinated Indebtedness in exchange for any Qualified Capital Stock;

                           (iv) the Borrower and the Subsidiaries may make regularly scheduled payments (or payments required as a result of an asset sale to the extent permitted pursuant to Section 6.06) of interest and principal as and when due in respect of any subordinated Indebtedness permitted by Section 6.01(a), other than payments in respect of the subordinated Indebtedness to the extent prohibited by the subordination provisions thereof;

                           (v) the Borrower and the Subsidiaries may refinance Indebtedness to the extent permitted by Section 6.01(a);

                           (vi) if no Default or Event of Default has occurred and is continuing on the date such Restricted Payment is made (or, in the case of any dividend, on the date of declaration so long as such dividend is paid within 60 days thereafter) or would result therefrom, the Borrower may make cash Restricted Payments; provided that the amount of any such Restricted Payment does not exceed the amount of Restricted Payments that may be made at that time pursuant to clause
         (c) of the first paragraph of Section 10.10 of the New Indenture (provided that, for the avoidance of doubt, such amount shall be determined, without duplication, after giving effect to (x) the proviso at the end of the clause (5) of the second paragraph of Section 10.10 of the New Indenture and (y) the proviso following clause (10) at the end of the second paragraph of Section 10.10 of the New Indenture);

                           (vii) the Borrower and the Subsidiaries may purchase Capital Stock or Capital Stock options of the Borrower or the Subsidiaries from officers, directors or employees of the Borrower or any of the Subsidiaries upon the death, disability or termination of the employment of such Person in an aggregate amount not to exceed $5,000,000 during the period from the date hereof to the Maturity Date;

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                                                                              82

                           (viii) cash distributions by a Subsidiary to any partner or shareholder holding a minority position in such Subsidiary otherwise permitted under this Agreement, so long as such Subsidiary makes a contemporaneous pro rata cash distribution to all other partners or shareholders of such Subsidiary; and

                           (ix) if no Default or Event of Default has occurred and is continuing on the date such Restricted Payment is made (or, in the case of any dividend, on the date of declaration thereof so long as such dividend is paid within 60 days thereof) or would result therefrom, the Borrower may make cash Restricted Payments, in addition to Restricted Payments permitted pursuant to the preceding clauses of this Section 6.08, not in excess of $25,000,000 in the aggregate after the date hereof.

                  SECTION 6.09 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions otherwise permitted hereunder that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions otherwise permitted hereunder between or among the Borrower and/or the Guarantors not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08, (d) any employment, service or termination agreement entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (e) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors and employees of the Borrower or any of its Subsidiaries, as determined by the board of directors of the Borrower, (f) sales or issuances of Qualified Capital Stock (or options in respect thereof) to Affiliates or employees of the Borrower and its Subsidiaries at Fair Market Value, (g) transactions with Alexandria Indemnity or Excluded Subsidiaries permitted by Section 6.01(a)(xviii) or 6.05(u) and (h) transactions as set forth on Schedule 6.09.

                  SECTION 6.10 Restrictive Agreements.

                  (a) The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Secured Parties to secure the Obligations or any Refinancing Indebtedness in respect thereof, or to Guarantee Indebtedness of the Borrower or any other Subsidiary under the Loan Documents or any Refinancing Indebtedness in respect thereof; provided that the foregoing shall not apply to any such restriction, condition or prohibition:

                           (i) pursuant to the Loan Documents;

                           (ii) pursuant to an agreement relating to any
Subsidiary which was outstanding or committed prior to the date on which such Subsidiary became a

Subsidiary of the Borrower other than restrictions, conditions or prohibitions adopted in anticipation of becoming a Subsidiary; provided, that such restriction, condition or prohibition shall not apply to any property or assets of the Borrower or any Subsidiary other than the property or assets of such Subsidiary and its Subsidiaries;

                           (iii) existing under or by reason of applicable law,
rule, regulation or order;

                           (iv) pursuant to customary provisions restricting
subletting or assignment of any lease governing any leasehold interest of the Borrower or any Subsidiary;

                           (v) pursuant to an agreement governing or relating to
any Permitted Lien and/or the related Indebtedness or obligation, provided that such restriction, condition or prohibition relates solely to the assets or property subject to such Permitted Lien;

                           (vi) pursuant to any agreement for the sale or other
disposition of all or substantially all of the Capital Stock or assets of a Subsidiary otherwise permitted hereunder that contains customary restrictions with respect to that Subsidiary and/or the Capital Stock or assets subject to such sale or disposition pending such sale or disposition;

                           (vii) pursuant to any Hedging Agreement in favor of
any Lender or any Affiliate of any Lender;

                           (viii) pursuant to customary provisions contained in
joint venture agreements and other similar agreements entered into in the ordinary course of business in respect of any equity interests owned by the Borrower or any Subsidiary in any entity that is not itself a Subsidiary which restrict the pledge, transfer or assignment of such interests;

                           (ix) pursuant to customary provisions contained in
license agreements for Intellectual Property licensed by third parties to the Borrower or any Subsidiary in the ordinary course of business which restrict the sublicensing, pledge, transfer or assignment of the licensee's rights thereunder; and

                           (x) pursuant to provisions in the indenture governing
the Existing Senior Unsecured Notes as in effect on the date hereof that restrict Liens on (i) assets described in clause (b) or (c) of the definition of "Excluded Property" or (ii) real property (other than fixtures, the chief executive offices of the Borrower located at 3905 Dakota Street, S.W., St. Paul, Minnesota 56308 and real property required to be pledged pursuant to Section 5.12) whether leased or owned, in each case to secure the Obligations.

                  (b) The Borrower will not, nor will it permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual restriction or prohibition on the ability of any Subsidiary to (1) pay dividends on, or make other distributions in respect of, its Capital Stock, or any other ownership interest or participation in, or measure by, its profits, to the Borrower or any Subsidiary or pay any Indebtedness or other obligation owed to the Borrower or any Subsidiary; (2) make any loans or advances to the Borrower or any Subsidiary; or (3) transfer any of its property or assets to the Borrower or any Subsidiary; provided that, notwithstanding the foregoing, the Borrower may, and may permit any Subsidiary to, suffer to exist any such restriction or prohibition:

                           (i) pursuant to (A) the Loan Documents, (B) any
indenture or other agreement governing the New Senior Secured Notes, or (C) any other agreement in effect on the date hereof; provided that any such restriction or prohibition in any indenture or other agreement governing any New Senior Secured Notes referred to in clause (ii) of the definition thereof is no more restrictive than that contained in the indentures and other agreements governing the New Senior Secured Notes in effect on the date hereof;

                           (ii) pursuant to an agreement relating to any
Indebtedness, any other obligation that constitutes "Indebtedness" as defined in the indenture governing the Existing Senior Unsecured Notes or any Capital Stock of such Subsidiary which was outstanding or committed prior to the date on which such Subsidiary became a Subsidiary of the Borrower other than restrictions or prohibitions adopted in anticipation of becoming a Subsidiary; provided, that such restriction or prohibition shall not apply to any property or assets of the Borrower or any Subsidiary other than the property or assets of such Subsidiary and its Subsidiaries;

                           (iii) existing under or by reason of applicable law,
rule, regulation or order;

                           (iv) pursuant to customary provisions restricting
subletting or assignment of any lease governing any leasehold interest of any Subsidiary;

                           (v) pursuant to purchase money obligations for
property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (3) of this Section 6.10(b);

                           (vi) pursuant to restrictions of the type referred to
in clause (3) of this Section 6.10(b) contained in security agreements securing Indebtedness (or any other obligation constituting "Indebtedness" as defined in the indenture governing the Existing Senior Unsecured Notes) of a Subsidiary to the extent that such Liens were otherwise Incurred in accordance with Section
6.02 and restrict the transfer of property subject to such agreements;

                           (vii) pursuant to any agreement for the sale or other
disposition of all or substantially all of the Capital Stock or assets of a Subsidiary that restricts distributions by that Subsidiary pending its sale or disposition;

                           (viii) pursuant to customary provisions in joint
venture agreements and other similar agreements entered into in the ordinary course of business;

                           (ix) pursuant to any agreement governing or relating
to any Qualifying Senior Indebtedness or Qualifying Subordinated Indebtedness, provided the provisions contained in any such agreement relating to such restriction or prohibition are not materially more restrictive, taken as a whole, than the provisions contained in the agreements governing the Existing Senior Unsecured Notes or the Existing Subordinated Notes, respectively;

                           (x) pursuant to any Hedging Agreement in favor of any
Lender or any Affiliate of any Lender; and

                           (xi) pursuant to an agreement effecting an amendment,
modification, restatement, supplement, renewal, increase, extension, refinancing, replacement or refunding of any agreement described in clauses (i),
(ii), (viii) and (ix) above; provided, that the provisions contained in such amendment, modification, restatement, supplement, renewal, increase, extension, refinancing, replacement or refunding agreement relating to such restriction or prohibition are not materially more restrictive, taken as a whole, than the provisions contained in the agreement which is the subject thereof.

                  SECTION 6.11 Amendment of Material Documents. The Borrower will not, and will not permit any Subsidiary to, amend, modify or waive in a manner materially adverse to the Lenders (i) any agreement governing the Existing Subordinated Notes, the Existing Senior Unsecured Notes, the New Senior Secured Notes and any Refinancing Indebtedness in respect of any of the foregoing or (ii) the terms and conditions of the Existing Preferred Stock (including the terms of any exchange Indebtedness contemplated thereby) except to the extent that after giving effect to any such amendment or modification, the Existing Preferred Stock would constitute Permitted Preferred Stock (other than, with respect to amendments or modifications to the Borrower's senior Existing Preferred Stock, clause (i) of the definition of "Permitted Preferred Stock" hereunder to the extent the maturity thereof is not accelerated) or would constitute Qualifying Subordinated Indebtedness permitted under Section 6.01(a)(iv) (other than, with respect to amendments or modifications to the Borrower's senior Existing Preferred Stock, clause (ii) of the definition of "Qualifying Subordinated Indebtedness" hereunder to the extent the maturity thereof is not accelerated), (iii) any agreement governing Qualifying Subordinated Indebtedness or Qualifying Senior Indebtedness or any terms and conditions of the Permitted Preferred Stock such that such Indebtedness or Permitted Preferred Stock would no longer meet the criteria for Qualifying Subordinated Indebtedness or Qualifying Senior Indebtedness or Permitted Preferred Stock, as the case may be, set forth in the definitions thereof, (iv) the organizational documents of the Borrower or any Subsidiary in any material respect (other than changes relating to preferred stock otherwise permitted hereunder) or (v) any Wireless Alliance Agreement in any material respect prior to the time Wireless Alliance becomes a Wholly Owned Subsidiary of the Borrower in a transaction not prohibited by this Agreement.

                  SECTION 6.12 Financial Covenants.

                  On any day when any Loan, or any interest accrued on any Loan, is outstanding or any Letter of Credit has been issued but has not been Fully Satisfied, the covenants of this Section 6.12 will apply to the Borrower and the Subsidiaries with respect to the fiscal quarter most recently ended on or prior to such day (regardless of whether any Loans or Letters of Credit were outstanding as of such day).

                  (a) Senior Secured Debt to Adjusted EBITDA. The Borrower will not permit the ratio as of the last day of any such quarter of (x) Senior Secured Debt outstanding on such day to (y) Adjusted EBITDA for the Reference Period ending on such day to exceed 2.85 to 1.00.

                  (b) Total Debt to Adjusted EBITDA. The Borrower will not permit the ratio as of the last day of any such quarter of (x) Total Debt outstanding on any such day to (y) Adjusted EBITDA for the Reference Period ending on such day to exceed 6.75 to 1.00.

                  (c) Interest Coverage Ratio. The Borrower will not permit the ratio as of the last day of any such quarter of (x) Adjusted EBITDA for the Reference Period ending on such day to (y) Adjusted Cash Interest Expense for such Reference Period to be less than 1.60 to 1.00.

                  SECTION 6.13 Limitations on Non-Guarantor Subsidiaries and Excluded Subsidiaries.

                  (a) The Borrower will not permit Alexandria Indemnity to own any Subsidiary or to engage in any business or activities other than (i) reinsurance of captive handset insurance and reinsurance of any other lines of insurance consented to by the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), (ii) incurring Indebtedness permitted by clause (i), (ii), (iii), (vi) or (xvii) of Section 6.01(a) and
(iii) making Investments permitted by Section 6.05(a), 6.05(c), 6.05(d), 6.05(k) or 6.05(v); provided, however, that this Section 6.13(a) shall not prohibit or limit the ability of Alexandria Indemnity to hold or acquire assets (but not liabilities other than liabilities permitted hereunder) that may be transferred to it.

                  (b) The Borrower will not permit Alexandria Indemnity or any Excluded Subsidiary to Guarantee any Indebtedness or other obligations of the Borrower or any Subsidiary or incur, create or permit to exist any Lien on any property or asset of Alexandria Indemnity or any Excluded Subsidiary to secure any Indebtedness or other obligations of the Borrower or any Subsidiary (other than its own permitted Indebtedness or obligations).

                                   ARTICLE VII

                                Events of Default

                  If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable;

                  (b) any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a), 5.04 (only with respect to the existence of the Borrower), 5.11 or 5.14(b) or in Article VI;

                  (e) any Loan Party shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) (i) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to the expiration of any applicable grace period specified in the instrument or agreement governing such Material Indebtedness or (ii) the Borrower or any Subsidiary shall fail to make any payment (x) of any amount of net termination obligations under any Hedging Agreement with any Lender or any Affiliate of any Lender when and as the same shall become due and payable, (y) of any interest, fee or any other amount (other than an amount referred to in the preceding clause (x)) payable under any Hedging Agreement with any Lender or any Affiliate of any Lender when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days or
(z) of any amount (whether of principal or interest or otherwise) payable under any other Hedging Agreement with respect to which the Borrower or any such Subsidiary has (or, if termination thereof had occurred at the time of such failure, would have) net termination obligations exceeding $15,000,000 in the aggregate for all such Hedging Agreements, in each case, when and as the same shall become due and payable after giving effect to the expiration of any applicable grace period specified in the instrument or agreement governing such Hedging Agreement;

                  (g) any event or condition occurs that results in (i) any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to the expiration of any applicable grace periods and after the giving of notice if required, but with or without the giving of notice of acceleration) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or that require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (other than in each case as the result of a regularly scheduled payment or required prepayment) or (ii) any Hedging Agreement under which any Material Hedging Obligation arises terminating as the result of an event of default with respect to which the Borrower or any Subsidiary is the defaulting party prior to the scheduled termination or maturity of such Hedging Agreement or that enables or permits (after giving effect to the expiration of any applicable grace periods and after the giving of notice if required, but with or without the giving of notice of acceleration) the counterparty to the Hedging Agreement under which any Material Hedging Obligation arises to cause such Hedging Agreement to terminate as a result of any such event of default prior to its scheduled maturity or termination (other than in each case as the result of a regularly scheduled payment);

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower or any Subsidiary shall become unable to pay, admit in writing its inability to pay or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money to the extent not covered by insurance or indemnity where with respect to such indemnity the indemnifying party has agreed to indemnify and is financially able to do so, in an aggregate amount in excess of $15,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof or a warrant of attachment or execution or similar process shall be levied against the assets of the Borrower or any Subsidiary which, together with all other such assets of the Borrower and any Subsidiary subject to other such process, is in an aggregate amount in excess of $15,000,000, and the same shall remain undischarged, unstayed or unbonded or unpaid for a period of 30 consecutive days during which execution shall not be effectively stayed;

                  (l) an ERISA Event shall have occurred that, when taken individually or together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                  (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid Lien on any Collateral, with the perfection and priority required by the applicable Security Document, provided that if any such Lien (x) not relating to a material portion of the Collateral or (y) existing at a time when there are no outstanding Borrowings ceases to be or is not valid and perfected and is amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders as secured parties, then the failure of any such Lien to be valid and perfected shall not constitute an Event of Default under this clause (m) if the Borrower shall have cured such failure within 30 days after notice from the Administrative Agent (or such shorter period as may be reasonable under the circumstances and is specified by the Administrative Agent in such notice) provided that it shall be an additional condition to borrowing hereunder that such failure have been cured;

                  (n) any of the Security Documents shall cease to be or shall be asserted by the Borrower or any other Loan Party not to be in full force and effect;

                  (o) the Guarantee and Collateral Agreement shall cease to be or shall be asserted by the Borrower or any other Loan Party not to be in full force and effect or any Guarantor delivers written notice to the Administrative Agent of its intention to revoke its Guarantee pursuant to Section 2.1(f) of the Guarantee and Collateral Agreement;

                  (p) a Change in Control shall occur;

                  (q) the failure of the Borrower or any Subsidiary to make any payments required to be made to the FCC or any other Governmental Authority with respect to any License held by the Borrower or any Subsidiary or any Indebtedness or other payment obligations relating thereto as and when due which failure could reasonably be expected to result in a Material Adverse Effect;

                  (r) any termination (prior to the expiration of its term), revocation, impairment, modification or non-renewal by the FCC of one or more Licenses of the Borrower or its Subsidiaries, or any grant by the Borrower of any interests in, or filing by the Borrower of any application for FCC consent to the transfer of, any License, if such termination, revocation, impairment, modification, non-renewal, grant or transfer could reasonably be expected to result in a Material Adverse Effect; or

                  (s) the FCC shall deliver to the Borrower or any of the Subsidiaries an order to show cause why an order of revocation should not be issued to the Borrower or any of the Subsidiaries with respect to any Licenses, and (i) such order shall not have been rescinded within 120 days after such delivery or (ii) in the reasonable judgment of the Required Lenders, proceedings by or before the FCC related to such order are reasonably likely to result in one or more orders of revocation and would constitute an Event of Default under clause (r) hereof;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, or if the Administrative Agent in good faith believes that time is of the essence, then without any action of the Required Lenders, the Administrative Agent may, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) (other than an event described in subclause (vi) of clause (i)) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                            The Administrative Agent

                  Each of the Lenders, the Swing Line Lender and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  The institution serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the institution serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability to any Lender for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it in its reasonable discretion, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts selected by it in its reasonable discretion.

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                                                                              92

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent in its reasonable discretion. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  The Administrative Agent shall not be responsible for the negligence or misconduct of any legal counsel, independent accountant or other expert or any agent or attorney in fact, in each case, that it selects in the absence of gross negligence or willful misconduct.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, (i) the Administrative Agent may resign at any time upon 30 days' notice to the Lenders, the Swing Line Lender, the Issuing Bank and the Borrower, (ii) the Borrower, with the consent of the Required Lenders, may elect to remove the Administrative Agent in the event that the Administrative Agent's Commitment is less than $5,000,000 upon 30 days notice to the Administrative Agent, the Lenders, the Swing Line Lender and the Issuing Bank and (iii) the Required Lenders may elect to remove the Administrative Agent at any time upon 30 days notice to the Borrower, the Administrative Agent, the Swing Line Lender and the Issuing Bank. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed) so long as no Event of Default has occurred and is continuing, to appoint a successor from among the Lenders which is a commercial bank organized under the laws of the United States of America or any political subdivision thereof with an office in New York, New York and which has combined capital and reserves in excess of $500,000,000. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and shall not be required if an Event of Default has occurred and is continuing), on behalf of the Lenders, the Swing Line Lender and the Issuing Bank, appoint a successor Administrative Agent which shall be a commercial bank or other financial institution that in each case has and will continue to have the ability to fund revolving bank loans in the ordinary course of its business on the terms and conditions set forth in the Loan Documents and is organized under the laws of the United States of America or any political subdivision thereof with an office in New York, New York and with combined capital and reserves in excess of $200,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to

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                                                                              93

its predecessor unless otherwise agreed between the Borrower and such successor. After an Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  None of the Lenders identified on the facing page of this Agreement or elsewhere herein as a "Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Issuing Bank, the Swing Line Lender or any other Lender (including any Lender identified as a "Documentation Agent") and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Issuing Bank, the Swing Line Lender or any other Lender (including any Lender identified as a "Documentation Agent") and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01 Notices.

                  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or, subject to the last sentence of this Section 9.01, by electronic mail, as follows:

                  (a) if to the Borrower, to it at 3905 Dakota Street, SW., Alexandria, Minnesota 56308, Attention of Suzanne S. Allen (Facsimile No.: (320) 808-2102, Email: suzannesa@rccw.com);

                  with copies to (which copies shall not constitute notice to the Borrower or any other Loan Party):

                           Moss & Barnett
                           4800 Wells Fargo Center
                           90 South Seventh Street
                           Minneapolis, Minnesota 55402-4129
                           Attn: James A. Rubenstein, Esq.
                           Facsimile: 612-339-6686
                           Email: rubenstein@moss-barnett.com
                           and

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           333 West Wacker Drive
                           Suite 2100
                           Chicago, Illinois 60606
                           Attention: Gary Cullen
                           Facsimile: 312-407-8504
                           Email: gcullen@skadden.com

                  (b) if to the Administrative Agent or to the Swing Line Lender to Lehman Commercial Paper Inc., Agency Services, 745 Seventh Avenue, New York, New York 10019, Attention of Andrew Keith (Facsimile No.: (646) 758-4656, Email: akeith@lehman.com); and

                  with copies to:

                           Paul, Weiss, Rifkind, Wharton & Garrison LLP
                           1285 Avenue of the Americas
                           New York, NY 10019-6064
                           Attention: Terry Schimek
                           Facsimile: 212-492-0005
                           Email: tschimek@paulweiss.com

                  (c) if to the Issuing Bank, to Bank of America, N.A., Attention of Derrick Bell (Facsimile No.: (214) 209-9390, Email:
derrick.bell@bankofamerica.com); and

                  (d) if to any other Lender, to it at its address (or facsimile number or electronic mail address) set forth in its Administrative Questionnaire.

Any party hereto may change its address or facsimile number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Electronic mail and Internet and intranet websites may be used only to distribute the financial statements and other information as provided in Section 5.01, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose unless consented to by the Borrower and the Administrative Agent in writing prior to any applicable distribution, notice or other communication.

                  SECTION 9.02 Waivers; Amendments.

                  (a) No failure or delay by the Administrative Agent, the Issuing Bank, the Swing Line Lender or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Issuing Bank, the Swing Line Lender or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders unless such Loan Document provides otherwise; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender whose Loan, interest or fees are so reduced, (iii) postpone the Maturity Date (or the scheduled date of payment of the principal amount of any Loan if this Agreement is amended, supplemented or otherwise modified to include scheduled principal payment dates other than the Maturity
Date), postpone the scheduled date of payment of any interest on any Loan, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment without the consent of each Lender whose payments of principal, interest or fees are so postponed, reduced, waived or excused, (iv) postpone the scheduled date of expiration of any Commitment of any Lender, without the written consent of such Lender, (v) amend, supplement or otherwise modify any provisions of or directly applicable to any Letter of Credit or Section 2.04 without the written consent of the Issuing Bank, (vi) change Section 2.08(d), 2.17(b) or 2.17(c) in a manner that would alter the pro rata sharing of commitment reductions or payments required thereby within a single tranche of Loans, without the written consent of each Lender holding Loans in such tranche,
(vii) change the percentage specified in the definition of "Required Lenders" hereunder, without the written consent of each Lender, (viii) release any Guarantor that owns assets with an aggregate value greater than $1,000,000 from its Guarantee under the Guarantee and Collateral Agreement (except as expressly provided in the Guarantee and Collateral Agreement and except in connection with any sale or other disposition of the equity of any Guarantor permitted hereunder or consented to by the Required Lenders) without the written consent of each Lender or (ix) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise directly affect the rights or duties of the Administrative Agent, the Swing Line Lender or the Issuing Bank hereunder without the prior written consent of the

Administrative Agent, the Swing Line Lender or the Issuing Bank, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower and the Required Lenders, (and, if its rights or obligations are directly affected thereby, the Issuing Bank, the Administrative Agent or the Swing Line Lender, as the case may
be) if (i) by the terms of such agreement the Revolving Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement. For the avoidance of doubt and notwithstanding any provision to the contrary contained in this
Section 9.02, this Agreement may be amended (or amended and restated) with the written consent of the Borrower and the Required Lenders (x) to increase the aggregate Revolving Commitments of the Lenders, (y) to add one or more additional tranches of Loans or other loans to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the other then outstanding Obligations and (z) to include appropriately the Lenders or other financial institutions holding such credit facilities in any determination of the Required Lenders; provided that at no time shall the respective Revolving Commitment of any Lender be increased without the consent of such Lender.

                  SECTION 9.03 Expenses; Indemnity; Damage Waiver.

                  (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, including due diligence expenses, and the reasonable fees, charges and disbursements of one counsel for the Administrative Agent, in connection with the syndication of the revolving credit facility provided for herein, the preparation, execution and delivery of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the negotiation, payment, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable out-of-pocket expenses of the Administrative Agent, the Lenders, the Swing Line Lender and the Issuing Bank in connection with any restructuring or workout of the transactions contemplated by this Agreement or any other Loan Document, including, prior to the occurrence and continuation of any Event of Default, the reasonable out-of-pocket expenses of one counsel for the Administrative Agent and the Lenders and, during the occurrence and continuation of any Event of Default, one counsel for the Administrative Agent and one counsel for the Lenders, and (iv) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank, the Swing Line Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank, the Swing Line Lender or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder. The Borrower shall also pay all out-of-pocket expenses incurred by the Administrative Agent in connection with the creation and perfection of the security interests contemplated by the

Loan Documents, including all filing, recording and similar fees and the reasonable fees and disbursements of counsel in connection therewith.

                  (b) The Borrower shall, without duplication of amounts indemnified under Section 2.16, indemnify the Administrative Agent, the Issuing Bank, the Swing Line Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable, out-of-pocket expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any actual or threatened claim, litigation, investigation or proceeding (whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto) in respect of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any failure of the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) To the extent permitted by law, the Borrower and each Lender agree that if any indemnification or reimbursement sought pursuant to paragraph (b) above is judicially determined to be unavailable for a reason other than the gross negligence or willful misconduct of such Indemnitee, then, whether or not any Lender is the Indemnitee, the Borrower, on the one hand, and the Lenders, on the other hand, shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Borrower, on the one hand, and the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Lenders, on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is judicially determined not to be permitted, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Borrower, on the one hand, and the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Lenders, on the other hand, as well as any other equitable considerations.

                  (d) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swing Line Lender under paragraph (a), (b) or (c) of this Section, each Lender severally agrees to pay to the

Administrative Agent, the Issuing Bank or the Swing Line Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swing Line Lender in its capacity as such and provided, further, that payments by the Lenders to the Administrative Agent pursuant to this sentence shall be returned to the Lenders to the extent the Borrower subsequently pays such unpaid amount.

                  (e) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Loan Document, the Transactions, any Loan or the use of the proceeds thereof.

                  (f) All amounts due under this Section shall be payable within ten Business Days of written demand therefor.

                  SECTION 9.04 Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no Lender may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document except as provided in this Section 9.04, (iii) the Administrative Agent, solely in its capacity as Administrative Agent, may not assign or otherwise transfer any of its rights or obligations in such capacity hereunder or under any other Loan Document except as provided in Article VIII,
(iv) the Swing Line Lender, solely in its capacity as Swing Line Lender, may not assign or otherwise transfer any of its rights or obligations in such capacity hereunder or under any other Loan Document except as provided in Section 2.07(g), and (v) the Issuing Bank, solely in its capacity as Issuing Bank, may not assign or otherwise transfer any of its rights or obligations in such capacity hereunder or under any other Loan Document except as provided in
Section 2.04(i). Any attempted transfer or assignment in violation of the preceding sentence shall be null and void. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender (including, without limitation, the Administrative Agent, in its capacity as a Lender, the Swing Line Lender, in its capacity as a Lender, and the Issuing Bank, in its capacity as a Lender) may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

                           (A) the Borrower; provided, that no consent of the
                  Borrower shall be required for an assignment (i) by the Administrative Agent or the Documentation Agent or their Affiliates until the earlier of the date determined pursuant to Section 2 of the Fee Letter and 60 days after the date hereof and (ii) to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a),
                  (b), (f), (h), (i), (j), (k), (l), (m), (n) or (o) of Article
                  VII (including, without limitation, any Event of Default under such clause (f) that arises from an event or condition described in clause (g)) has occurred and is continuing, any other assignee; and

                           (B) the Administrative Agent and the Issuing Bank;
                  provided that no consent of the Administrative Agent and the Issuing Bank shall be required for an assignment to an assignee that is a Lender, an Affiliate of a Lender, or an Approved Fund.

                           (ii) Assignments shall be subject to the following additional conditions:

                           (A) except in the case of an assignment to a Lender,
                  an Affiliate of a Lender or an Approved Fund, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000 or, if smaller, the entire remaining amount of the assigning Lender's Revolving Commitment or Loans, unless each of the Borrower and the Administrative Agent shall otherwise consent; provided, that (i) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing , (ii) in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection and (iii) no assignment may be made without (subject to clause (i) of this proviso) the consent of the Borrower and the Administrative Agent if the assigning Lender would have, after giving effect to such assignment, Revolving Commitments and, without duplication, Loans owing to it of less than the lesser of (A) $5,000,000 and

                  (B) 5.0% of the Revolving Commitments and, without duplication, Loans of all Lenders;

                           (B) each partial assignment shall be made as an
                  assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement and the other Loan Documents;

                           (C) the parties to each assignment shall execute and
                  deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $4,500, which fee shall not be payable (i) by any Affiliate of an assigning Lender or (ii) by any Loan Party (except in the case where a Lender is required to make an assignment pursuant to Section 2.18(b)); provided that in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, only one such fee shall be payable;

                           (D) the assignee, if it shall not be a Lender, shall
                  deliver to the Administrative Agent an Administrative Questionnaire;

                           (E) the assignee shall be a financial institution, or
                  any other entity that has and will continue to have the ability to fund revolving bank loans (including the Loans) in the ordinary course of its business on the terms and conditions set forth in the Loan Documents; and

                           (F) in the case of an assignment by a Lender to a CLO
                  managed by such Lender or by an Affiliate of such Lender, unless such assignment (or an assignment to a CLO managed by the same manager or an Affiliate of such manager) shall have been approved by the Borrower in writing (the Borrower hereby agreeing that such approval, if requested, will not be unreasonably withheld or delayed), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, except that the Assignment and Acceptance between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such CLO.

                           (iii) Subject to acceptance and recording thereof pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and the other Loan Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this

         Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 for claims arising before it ceased to be a party hereto) and the other Loan Documents.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Swing Line Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Notwithstanding anything to the contrary contained in
Section 9.04(a), 9.04(b) or 9.04(e), the Loans, drawn Letters of Credit, any participations in issued or amended Letters of Credit deemed purchased pursuant to Section 2.04(d), any Revolving Loans deemed to have been made pursuant to
Section 2.07(d), any undivided participation interests in Swing Line Loans purchased pursuant to Section 2.07(e) and any participations sold pursuant to
Section 9.04(f) are registered obligations and the right, title, and interest of the Lenders, the Swing Line Lender, the Issuing Bank and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register. Any promissory note issued by the Borrower pursuant to Section 2.09(f) shall only evidence the Lender's or its registered permitted assign's right, title and interest in and to the related Loan, and in no event is any such promissory note to be considered a bearer instrument or obligation. This Section
9.04 shall be construed so that the Loans, drawn Letters of Credit, deemed participations in issued or amended Letters of Credit, deemed Revolving Loans, undivided participation interests in Swing Line Loans or participations sold pursuant to Section 9.04(f), as the case may be, are at all times maintained in "registered form" within the meaning of sections 163(f), 871(h)(2) and 881(c)(2) of the Code and the applicable Treasury Regulations. Solely for purposes of this and for tax purposes only, the Administrative Agent shall act as the Borrower's agent for purposes of maintaining the Register and such notations of transfer in the Register.

                  (e) (i) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consents to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

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                                                                             102

                           (ii) By executing and delivering an Assignment and
Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim created by such assigning Lender and that its Revolving Commitment and the outstanding balances of its Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Acceptance; (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the foregoing, or the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement or under any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (C) each of the assignee and the assignor represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (D) such assignee confirms that it has received a copy of this Agreement, together with copies of any amendments or consents entered into prior to the date of such Assignment and Acceptance and copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (E) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to it by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

                  (f) Any Lender may, without the consent of or notice to the Borrower, the Administrative Agent, the Issuing Bank or the Swing Line Lender, sell participations to one or more banks or other entities (each, a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank, Swing Line Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of

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                                                                             103

the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii) or (iv) of the first proviso to Section 9.02(b) that affects such Participant. Subject to Section 9.04(g), the Borrower agrees that each Participant shall be entitled to the benefits and obligations of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section provided such Participant agrees to be subject to Section 2.18 and to the obligations of Sections 2.14, 2.15 and 2.16, in each case, as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) and Section 2.18 as though it were a Lender.

                  (g) A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender, or would be a Domestic Lender that is not a domestic corporation (as such terms are defined in Section 7701(a)(30) of the Code) if it were a Lender, shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16 and Section 2.18 as though it were a Lender.

                  (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto; and provided further, that any foreclosure or similar action by such Federal Reserve Bank shall be subject to the provisions of this
Section 9.04 concerning assignments.

                  (i) In the case of any Lender that is a fund that invests in revolving bank loans, such Lender may, without the consent of the Borrower or the Administrative Agent, assign or pledge all or any portion of its rights under the Loan Documents, including the Loans and any instrument evidencing its rights as a Lender under the Loan Documents, to any holder of, trustee for, or any other representative of holders of obligations owed or securities issued by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this Section 9.04 concerning assignments; and provided, further, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 9.05 Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank, Swing Line Lender or any Lender may have had constructive (but not actual) notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and not cash collateralized and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and
Article VIII shall survive and remain in full force and effect regardless of the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees and expenses payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Any

Lender exercising a set-off pursuant to this Section 9.08 shall give notice thereof to the Borrower as soon as reasonably practicable thereafter.

                  SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

                  (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment (subject to any right to appeal) in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank, Swing Line Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT

SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank, Swing Line Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and be bound by the provisions hereof), in each case, as need to know, (b) to the extent requested by any regulatory authority,
(c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with and in furtherance of the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section (or an agreement to otherwise comply with the provisions of this Section), to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank, Swing Line Lender or any Lender on a nonconfidential basis from a source other than the Borrower; provided that prior to disclosure pursuant to clause (c), the relevant party shall (to the extent that is lawfully permitted to do so, as determined by it in consultation with counsel) give reasonable prior notice of such disclosure to the Borrower to give the Borrower the opportunity to seek a protective order. For the purposes of this Section, "Information" means all information received from the Borrower or any Loan Party relating to the Borrower, any other Loan Party or the business of any Loan Party, other than any such information that is available to the Administrative Agent, the Issuing Bank, Swing Line Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Loan Party. Subject to the foregoing, any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised reasonable care to maintain the confidentiality of such Information.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  RURAL CELLULAR CORPORATION

                                  By:__________________________________________
                                     Name:
                                     Title:

                                  LEHMAN COMMERCIAL PAPER INC.,
                                  individually and as Administrative Agent,

                                  By:__________________________________________
                                     Name:
                                     Title:

                                  BANK OF AMERICA, N.A., individually and as
                                  Documentation Agent,

                                  By:__________________________________________
                                     Name:
                                     Title:

                                  SIGNATURE PAGE TO THE
                                  RURAL CELLULAR CREDIT AGREEMENT

                                  Name of Institution:

                                  By:__________________________________________
                                     Name:
                                     Title: